                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[_] Definitive Proxy Statement              Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           CABLE TV FUND 14-A, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 160,000
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $39,388,667 sales price that is to be paid to the Registrant in connection with the transaction that is the subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction to the Registrant:
      $39,388,667
  (5) Total fee paid: $7,878

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

                [LOGO OF JONES INTERCABLE, INC. APPEARS HERE]

                           9697 East Mineral Avenue
                           Englewood, Colorado 80112

      NOTICE OF VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 14-A, LTD.

To the Limited Partners of Cable TV Fund 14-A, Ltd.:

  A special vote of the limited partners of Cable TV Fund 14-A, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), for the purpose of obtaining limited partner approval of the sale of the Partnership's cable television system serving Calvert County, portions of Charles County and St. Mary's County and southern Anne Arundel County, all in the State of Maryland (the "Calvert County System") for $39,388,667 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. The Calvert County System is proposed to be sold to Jones Communications of Maryland, Inc., an indirect wholly owned subsidiary of the General Partner. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Calvert County System and if the transaction is closed, the Partnership will settle working capital adjustments, and then the Partnership will distribute the approximately $39,340,000 of net sale proceeds to its partners of record as of the closing date of the sale of the Calvert County System, which is expected to be in April 1999. It is expected that at the time of its sale the Calvert County System will be the only asset of the Partnership. Because at the time of the Calvert County System's sale, the distributions expected to be made to limited partners from the Calvert County System's sale and from prior sales of cable television systems once owned by the Partnership will have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partner will receive a general partner distribution from the proceeds of the sale of the Calvert County System. It is estimated that the limited partners, as a group, will receive $34,203,233 from the sale of the Calvert County System and that the General Partner will receive a general partner distribution of $5,136,767 from the net sale proceeds. The limited partner distribution from the sale of the Calvert County System will represent $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership. Distributions will be net of Maryland non-resident withholding, if applicable, and distribution checks will be issued to the limited partners' account registration or pursuant to any special payment instruction of record. Once the distribution of the net proceeds from the sale of the Calvert County System has been made, limited partners will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made in 1997 and 1998 and assuming that the distribution from the Calvert County System's sale is made after distributions from the Partnership's two other pending system sales have been made. This estimated total return to the limited partners of $1,442 per $1,000 invested in the Partnership represents an average annual rate of return of approximately 3.2 percent.

  In addition to the Calvert County System, the Partnership owns and operates the cable television system serving areas in and around Buffalo, Minnesota (the "Buffalo System") and the cable television system serving areas in and around Naperville, Illinois (the "Naperville System"), both of which also are in various stages of being sold. The General Partner currently anticipates that the Buffalo System and the Naperville System will be sold prior to the closing of the sale of the Calvert County System, which is expected to occur in April 1999, but the actual order of the various closings may change depending upon a variety of timing factors not in the General Partner's absolute control. The Partnership also has owned the cable television system serving areas in and around Turnersville, New Jersey (the "Turnersville System") and cable television systems serving communities in rural central Illinois (the "Central Illinois System"), both of which were sold in 1997. The Partnership also has owned a 27 percent interest in the Cable TV Fund 14-A/B Venture (the "Venture"). The Venture owned and operated the cable television system serving certain areas in Broward County, Florida (the "Broward System") until its sale in March 1998.

  The Partnership has agreed to sell its Buffalo System to an unaffiliated party for a sales price of $26,605,000 subject to customary closing adjustments. The closing of the sale of the Buffalo System, which is expected to occur in late March 1999, will be subject to several conditions, including necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests of the Partnership in a separate proxy vote conducted by the General Partner in the first quarter of 1999. Upon the sale of the Buffalo System, which is expected to follow the sale of the Naperville System and precede the sale of the Calvert County System, the Partnership expects to distribute the net sale proceeds of $12,045,000 to the Partnership's limited partners of record as of the closing date of the sale of the Buffalo System. Because at the time of the Buffalo System's sale, the distributions expected to be made to limited partners from the Buffalo System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Buffalo System will be distributed to the limited partners. The limited partner distribution from the sale of the Buffalo System will represent $75 for each $500 limited partnership interest, or $150 for each $1,000 invested in the Partnership.

  The Partnership also has agreed to sell its Naperville System to an unaffiliated party for a sales price of $23,000,000, subject to customary closing adjustments. The closing of the sale of the Naperville System, which is expected to occur in early March 1999, also will be subject to several conditions, including necessary governmental and other third party consents. The holders of a majority of the limited partnership interests of the Partnership already have approved the sale of the Naperville System. Upon the sale of the Naperville System, which is expected to occur before the sale of the Calvert County System and the sale of the Buffalo System, the Partnership expects to distribute the net sale proceeds of $9,130,000 to the Partnership's limited partners of record as of the closing date of the sale of the Naperville System. Because at the time of the Naperville System's sale, the distributions expected to be made to limited partners from the Naperville System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Naperville System will be distributed to the limited partners. This distribution will represent $57 for each $500 limited partnership interest, or $114 for each $1,000 invested in the Partnership.

  Portions of the proceeds from the Buffalo System sale ($1,200,000) and the Naperville System sale ($696,000) will be held in indemnity escrow accounts for varying periods in 1999 following the closings of the sales. The Buffalo System's indemnity escrow period is for 90 days following the closing date and the Naperville System's indemnity escrow period is from the closing date until November 15, 1999. The General Partner cannot

                                     (ii)
predict whether any of the sale proceeds to be placed in the indemnity escrow accounts will be available for distribution. After the distribution of the amounts, if any, remaining in the indemnity escrow accounts, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999. Taking into account the distributions that have been or will have been made to the limited partners of the Partnership from all prior and pending cable television system sales (excluding escrowed proceeds), the General Partner estimates that the limited partners of the Partnership will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership, at the time that the Partnership is liquidated and dissolved. This estimated total return to the limited partners of $1,442 per $1,000 invested in the Partnership represents an average annual rate of return of approximately 3.2 percent.

  In voting on the proposed sale of the Calvert County System, limited partners should carefully review and consider the Special Factors set forth in detail on pages 4 through 24 of the accompanying Proxy Statement. These Special Factors include, but are not limited to, the following:

 . It is proposed that the Calvert County System be sold to a subsidiary of the General Partner on terms and conditions that were not subject to arm's-length negotiation. The terms of the purchase and sale agreement and the process by which such terms were negotiated should not be deemed to be free of conflicts of interest because the Partnership does not have any employees or management other than the employees and management of the General Partner who represented both the buyer and the seller in the proposed sale transaction. The employees and management of the General Partner owe a fiduciary duty to both the Partnership and its limited partners and to the shareholders of the General Partner.

 .  The General Partner has determined that its acquisition of the Calvert
   County System is in the best interests of its shareholders and that the Partnership's sale of the Calvert County System is in the best interests of the Partnership's limited partners. The General Partner's recommendation that the limited partners approve the transaction and the General Partner's determination that the transaction is fair to the limited partners should not be deemed to be free of conflicts of interest because the General Partner owes a fiduciary duty to the Partnership and its limited partners in analyzing the transaction as seller and it owes a fiduciary duty to its own shareholders in analyzing the transaction as purchaser.

 . The General Partner's determination that the Calvert County System would not be marketed for sale to third party buyers, its decision not to consider having the Partnership sell the Calvert County System to any cable system operator other than the General Partner, its contracting with independent appraisal firms to prepare appraisals of the fair market value of the Calvert County System and its review and acceptance of the appraisals should not be deemed to be free of conflicts of interest in light of the General Partner's decision to acquire the Calvert County System for its own account.

 . The General Partner's determination that the Partnership's investment objectives with respect to the Calvert County System have been achieved, its consideration of the benefits and risks to the limited partners from a longer holding period and its conclusion that now is the time for the Calvert County System to be sold should not be deemed to be free of conflicts of interest in light of the fact that the General Partner could not purchase the Calvert County System unless it also determined that now was the time for the Partnership to sell the Calvert County System.

 . The members of the Board of Directors of the General Partner who are not employees of the General Partner did not vote separately to approve the transaction. Neither the Board of Directors as a whole nor the independent directors retained an unaffiliated representative to act solely on behalf of the limited partners for the purpose of negotiating the terms of the proposed sale of the Calvert County System and/or preparing a report concerning the fairness of the proposed sale.

 . The proposed $39,388,667 sales price for the Calvert County System is based on the average of three separate independent appraisals of the Calvert County System as of February 28, 1998. It is possible that the Calvert County System could be sold for a higher sales price if it were marketed and sold to an

                                     (iii)
   unaffiliated cable system operator. Strategis Financial Consulting, Inc. valued the Calvert County System at $44,602,000. Bond & Pecaro, Inc. valued the Calvert County System at $39,300,000. Waller Capital Corporation valued the Calvert County System at $34,264,000. Due to the averaging process, one of the three appraisals valued the Calvert County System at an amount greater than the proposed sales price.

  Only limited partners of record at the close of business on February 26, 1999 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its limited partners of the net proceeds of the sale of the Calvert County System pursuant to the terms of the Partnership's limited partnership agreement (the "Partnership Agreement") are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Calvert County System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy card returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Calvert County System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Calvert County System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as the general partner of the Partnership, urges you to sign and return the enclosed proxy card as promptly as possible. The proxy card should be returned in the enclosed envelope.

                                        JONES INTERCABLE, INC.
                                        General Partner

                                        [SIGNATURE OF ELIZABETH M. STEELE]
                                        Elizabeth M. Steele
                                        Secretary

Dated: March 15, 1999

                                      (iv)

                      [LOGO OF JONES INTERCABLE, INC.]


                           9697 East Mineral Avenue
                           Englewood, Colorado 80112


                                PROXY STATEMENT


           VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 14-A, LTD.


  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 14-A, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Partnership's cable television system serving Calvert County, portions of Charles County and St. Mary's County and southern Anne Arundel County, all in the State of Maryland (the "Calvert County System") for $39,388,667 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. The Calvert County System is proposed to be sold to Jones Communications of Maryland, Inc., an indirect wholly owned subsidiary of the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is April 15, 1999, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are sent to limited partners, that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by April 15, 1999. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the General Partner.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  As of February 26, 1999, the Partnership had 160,000 limited partnership interests outstanding held by 11,260 persons. There is no established trading market for such interests. During the past several years, CMG Partners, LLC, Smithtown Bay, LLC and Madison Partnership Liquidity Investors 46, LLC, three firms unaffiliated with the Partnership, the General Partner and each other, have conducted tender offers for interests in the Partnership. As of February 26, 1999, CMG Partners, LLC and its affiliates owned 1,327 limited partnership interests, or 0.8 percent of the limited partnership interests. As of such date, Smithtown Bay, LLC and its affiliates owned 1,422 limited partnership interests, or 0.9 percent of the limited partnership interests. As of such date, Madison Partnership Liquidity Investors 46, LLC and its affiliates owned 8,004 limited partnership interests, or 5 percent of the limited partnership interests. Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all other limited partners who vote on the sale of the Calvert County System. Thus, for example, if the limited partnership interests voted in favor of the transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the transaction to be approved. The General Partner owns 240 limited partnership interests. The 240 limited partnership interests owned by the General Partner will be voted in favor of the proposed transaction. Officers and directors of the General Partner do not own any limited partnership interests. Only limited partners of record at the close of business on February 26, 1999 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Calvert County System, the Partnership will settle working capital adjustments, and then the Partnership will distribute the approximately $39,340,000 of net sale proceeds to its partners of record as of the closing date of the sale of the Calvert County System, which is expected to be in April 1999. It is expected that at the time of its sale the Calvert County System will be the only asset of the Partnership. Because at the time of the Calvert County System's sale, the distributions expected to be made to limited partners from the Calvert County System's sale and from prior sales of cable television systems once owned by the Partnership will have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partner will receive a general partner distribution from the proceeds of the sale of the Calvert County System. It is estimated that the limited partners, as a group, will receive $34,203,233 from the sale of the Calvert County System and that the General Partner will receive a general partner distribution of $5,136,767 from the net sale proceeds. The limited partner distribution from the sale of the Calvert County System will represent $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership. Distributions will be net of Maryland non-resident withholding, if applicable, and distribution checks will be issued to the limited partners' account registration or pursuant to any special payment instruction of record. Once the Partnership has completed the distribution of the net proceeds from the sale of the Calvert County System, limited partners of the Partnership will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made in 1997 and 1998 and assuming that the distribution from the Calvert County System's sale is made after distributions from the Partnership's two other pending system sales have been made. This estimated total return to the limited partners of $1,442 per $1,000 invested in the Partnership represents an average annual rate of return of approximately 3.2 percent.

  In addition to the Calvert County System, the Partnership owns and operates the cable television system serving areas in and around Buffalo, Minnesota (the "Buffalo System") and the cable television system serving areas in and around Naperville, Illinois (the "Naperville System"), both of which also are in various stages of being sold. The General Partner currently anticipates that the Buffalo System and the Naperville System will be sold prior to the closing of the sale of the Calvert County System, which is expected to occur in April 1999, but the actual order of the various closings may change depending upon a variety of timing factors not in the General Partner's absolute control. The Partnership also has owned the cable television system serving areas in and around Turnersville, New Jersey (the "Turnersville System") and cable television systems serving communities in rural central Illinois (the "Central Illinois System"), both of which were sold in 1997. The Partnership also has owned a 27 percent interest in the Cable TV Fund 14-A/B Venture (the "Venture"). The Venture owned and operated the cable television system serving certain areas in Broward County, Florida (the "Broward System") until its sale in March 1998.

  The Partnership has agreed to sell its Buffalo System to an unaffiliated party for a sales price of $26,605,000, subject to customary closing adjustments. The closing of the sale of the Buffalo System, which is expected to occur in late March 1999, will be subject to several conditions, including necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests of the Partnership in a separate proxy vote conducted by the General Partner in the first quarter of 1999. Upon the sale of the Buffalo System, which is expected to follow the sale of the Naperville System and precede the sale of the Calvert County System, the Partnership expects to distribute the net sale proceeds of $12,045,000 to the Partnership's limited partners of record as of the closing date of the sale of the Buffalo System. Because at the time of the Buffalo System's sale, the distributions expected to be made to limited partners from the Buffalo System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Buffalo System will be distributed to the limited partners. The limited partner distribution from the sale of the Buffalo System will represent $75 for each $500 limited partnership interest, or $150 for each $1,000 invested in the Partnership.

  The Partnership also has agreed to sell its Naperville System to an unaffiliated party for a sales price of $23,000,000, subject to customary closing adjustments. The closing of the sale of the Naperville System, which is expected to occur in early March 1999, also will be subject to several conditions, including necessary governmental and other third party consents. The holders of a majority of the limited partnership interests of the Partnership already have approved the sale of the Naperville System. Upon the sale of the Naperville System, which is expected to occur before the sale of the Calvert County System and the sale of the Buffalo System, the Partnership expects to distribute the net sale proceeds of $9,130,000 to the Partnership's limited partners of record as of the closing date of the sale of the Naperville System. Because at the time of the Naperville System's sale, the distributions expected to be made to limited partners from the Naperville System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Naperville System will be distributed to the limited partners. This distribution will represent $57 for each $500 limited partnership interest, or $114 for each $1,000 invested in the Partnership.

  Portions of the proceeds from the Buffalo System sale ($1,200,000) and the Naperville System sale ($696,000) will be held in indemnity escrow accounts for varying periods in 1999 following the closings of the sales. The Buffalo System's indemnity escrow period is for 90 days following the closing date and the Naperville System's indemnity escrow period is from the closing date until November 15, 1999. The General Partner cannot predict whether any of the sale proceeds to be placed in the indemnity escrow accounts will be available for distribution. After the distribution of the amounts, if any, remaining in the indemnity escrow accounts, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999. Taking into account the distributions that have been or will have been made to the limited partners of the Partnership from all prior and pending cable television system sales (excluding escrowed proceeds), the General Partner estimates that the limited partners of the Partnership will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership, at the time that the Partnership is liquidated and dissolved. This estimated total return to the limited partners of $1,442 per $1,000 invested in the Partnership represents an average annual rate of return of approximately 3.2 percent.

  The Partnership will continue to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the Partnership is dissolved, which is expected to occur before the end of 1999. See "Certain Information About the Partnership and the General Partner."

  Limited partners should note that there are certain federal and state income tax consequences of the proposed sale of the Calvert County System, which are outlined herein under the caption "Federal and State Income Tax Consequences."

  The Board of Directors of the General Partner has approved the proposed sale of the Calvert County System and the General Partner recommends approval of the transaction by the holders of the Partnership's limited partnership interests. In determining the fairness of the proposed transaction, the General Partner followed the procedures outlined in Section 2.3(b)(iv)(b) of the Partnership's limited partnership agreement (the "Partnership Agreement"), which provides that the Partnership's cable television systems may be sold to the General Partner or to one of its affiliates if the price paid by the General Partner or such affiliate is determined by the average of three separate, independent appraisals of the fair market value of the system to be sold. Because the purchase price to be paid to the Partnership is equal to the average of three separate, independent appraisals of the fair market value of the Calvert County System, the Board of Directors of the General Partner has concluded that the consideration to be paid to the Partnership for the Calvert County System is fair to all unaffiliated limited partners of the Partnership.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Calvert County System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy card returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Calvert County System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Calvert County System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the Partnership's portion of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is March 15, 1999.

                                SPECIAL FACTORS

The Partnership's Investment Objectives

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to generate tax losses that could be used to offset taxable income of limited partners from other sources; and to obtain equity build-up through debt reduction. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of approximately five to seven years. It also was contemplated from the outset of the Partnership's existence that the General Partner or one of its affiliates could be the purchaser of the Partnership's cable television properties.

  Sales of the Partnership's limited partnership interests commenced on December 3, 1986 and the Partnership was formed in February 1987 when subscriptions for the minimum offering amount were received. Sales of limited partnership interests closed on August 14, 1987 by which time the Partnership had raised gross offering proceeds of $80,000,000. The Partnership acquired the Calvert County System in September 1987.

  Based upon the track record of prior public partnerships sponsored by the General Partner that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold and based upon disclosures made to prospective investors about the Partnership's investment objectives in the Cable TV Fund 14 prospectus and accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years. Due to the uncertain and then adverse regulatory environment that developed in the early 1990s for the cable television industry, the resultant decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Calvert County System until market conditions improved, and as a result the Calvert County System has been held by the Partnership for more than 11 years.

  The purpose of the sale of the Calvert County System, from the Partnership's perspective, is to attain the Partnership's primary investment objective with respect to the Calvert County System, i.e., to convert the Partnership's capital appreciation in the Calvert County System to cash. The sale proceeds will be used to repay Partnership debts, to pay certain fees and expenses of the transaction and to settle working capital adjustments, and then the remaining sale proceeds will be distributed to the limited partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Calvert County System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Calvert County System.

  All distributions of the Partnership from the proceeds of the sale of cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive an amount equal to 125 percent of their initial capital contributions, and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partner. Because the distribution to be made to the limited partners from the sale of the Calvert County System together with all distributions that will have been made to the limited partners at the time of the Calvert County System's sale (assuming that the Calvert County System's sale closes after the pending sales of the Partnership's Buffalo System and Naperville System close) will return to the limited partners more than 125 percent of the capital initially contributed by the limited partners to the Partnership, the General Partner will receive a general partner distribution from the Calvert County System's sale proceeds. Should either of these other cable television systems owned by the Partnership close after the sale of the Calvert County System, however, the General Partner would not receive a general partner distribution from the net proceeds of the sale of the Calvert County System because in such case the limited partners would not have received distributions equal to or in excess of 125 percent of the capital initially contributed by the limited partners to the Partnership. Regardless of the order of the closings of the pending cable system sales, the General Partner is expected to receive a total of only approximately $5,233,000 in general partner distributions from the Partnership.

Prior Acquisitions and Prior and Pending Sales

  The Partnership was formed in February 1987 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. The Partnership has owned five cable television systems directly. In addition to the Calvert County System, the Buffalo System and the Naperville System, all of which are currently being sold, the Partnership owned the Turnersville System and the Central Illinois System, both of which were sold in 1997. In addition, in January 1988, the Partnership and Cable TV Fund 14-B, Ltd. ("Fund 14-B"), another public partnership managed by the General Partner, formed the Cable TV Fund 14-A/B Venture (the "Venture"). The Partnership contributed $18,975,000 to the capital of the Venture for a 27 percent ownership interest and Fund 14-B contributed $51,025,000 to the capital of the Venture for a 73 percent ownership interest. The Venture was formed to pool the financial resources of Fund 14-B and the Partnership, two public partnerships sponsored by the General Partner with identical investment objectives, and to enable them to acquire a greater number of and/or larger cable television systems than each of the partnerships could acquire on its own. The Venture owned the Broward System, which was sold in March 1998.

  Limited partners of the Partnership have received distributions from the prior system sales totaling approximately $60,000,000. All distributions to date have given the Partnership's limited partners an approximate return of $375 for each $500 limited partnership interest, or $750 for each $1,000 invested in the

Partnership. The Partnership intends to make a distribution of approximately $34,203,233 to the limited partners, representing the limited partners' portion of the net proceeds of the sale of the Calvert County System. This distribution will give the Partnership's limited partners an additional return of $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership. The Partnership intends to make a distribution of approximately $12,045,000 to the limited partners, representing the limited partners' portion of the net proceeds of the sale of the Buffalo System, and the Partnership intends to make a distribution of approximately $9,130,000 to the limited partners, representing the limited partners' portion of the net proceeds of the sale of the Naperville System. Taking into account the distributions from the sales of the Turnersville System, the Central Illinois System, the Broward System, the Buffalo System, the Naperville System and the Calvert County System (excluding escrowed proceeds), the limited partners of the Partnership can expect to receive a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership. This estimated total return to the limited partners of $1,442 per $1,000 invested in the Partnership represents an average annual rate of return of approximately 3.2 percent.

The General Partner's Objectives

  The purpose of the Calvert County System's sale from the General Partner's perspective is to enable the Partnership to sell the Calvert County System at a fair price and to enable the General Partner (through an indirect wholly owned subsidiary) to acquire a cable television system operating in a marketplace in which the General Partner itself desires to own and operate a cable television system. The General Partner currently is one of the largest cable television system operators in the United States, with owned and managed systems totaling in excess of one million basic subscribers. A key element of the General Partner's strategy is to increase the number of owned subscribers clustered in attractive demographic areas. The General Partner is making progress in clustering its owned subscribers in two primary groups of cable systems. The General Partner's Maryland/Virginia cluster is based primarily on geography. The General Partner's suburban cluster is based on similar market and operating characteristics, rather than geography. The General Partner believes that its clustering strategy may allow it to obtain both economies of scale and operating efficiencies, for example in areas such as marketing, administration and capital expenditures. The Calvert County System is adjacent to the General Partner's Maryland/Virginia cluster and the General Partner desires to add the Calvert County System to its Maryland/Virginia cluster.

  In contrast to the Partnership, which is a limited partnership with a finite term and which sought cable television properties with high growth potential during a holding period of approximately five to seven years, the General Partner, a corporation with perpetual existence, is seeking to acquire cable television systems that can generate a steady stream of income and may appreciate in value over a longer holding period. The Calvert County System satisfies this objective of the General Partner. The General Partner also may be in a better position than the Partnership to access both debt and equity to finance the long-term development of the Calvert County System. The General Partner may be able to leverage the Calvert County System at a higher level than the Partnership has done and, accordingly, the General Partner may be able to generate a greater return on its investment in the Calvert County System than the Partnership would be able to do within the same time. Because the General Partner's investment horizon is much longer term than the Partnership's investment horizon, and the General Partner will not need to sell the Calvert County System to achieve its investment objectives, it can better withstand the costs associated with meeting the competition and the regulatory risks inherent in long-term holding and development of the Calvert County System.

Relevant Provisions of the Partnership Agreement

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Calvert County System will be the Partnership's sole remaining asset at the time of its sale, the sale of the Calvert County System is being submitted for limited partner approval.

  Section 2.3(b)(iv)(b) of the Partnership Agreement permits the Partnership to sell any or all of its cable television systems directly to the General Partner or one or more of its affiliates if the system to be sold has been held by the Partnership for at least three years, or if it is part of, or related to, another system that has been held for three years, and provided that the price paid to the Partnership by the General Partner or any such affiliate is determined by the average of three separate, independent appraisals of the particular cable television system or systems being sold, and that the cost of such appraisals is not borne by the Partnership. Because the Calvert County System has been held by the Partnership for at least three years and the purchase price to be paid to the Partnership is equal to the average of three separate, independent appraisals of the fair market value of the Calvert County System obtained at the General Partner's expense, these requirements of the Partnership Agreement have been satisfied.

Reasons for the Timing of the Sale

  The Partnership has a finite legal existence of 17 years, 12 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that the General Partner's past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of the General Partner's prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  It is the General Partner's publicly announced policy that it intends to liquidate all of its managed partnerships, including the Partnership, as opportunities for sales of partnership cable television systems arise in the marketplace. The General Partner has determined that, as part of this general liquidation plan, it is in the best interests of the Partnership to sell the Calvert County System. The General Partner's determination that the Calvert County System should be sold should not be deemed to be free of conflicts of interest, however, in light of the fact that the General Partner was a potential purchaser of the Calvert County System. During the years that the Partnership has owned and operated the Calvert County System, senior management of the General Partner, including Glenn R. Jones, the General Partner's Chief Executive Officer, James B. O'Brien, the General Partner's President, and Kevin P. Coyle, the General Partner's Vice President/Finance and Chief Financial Officer, has monitored the performance of the Calvert County System. The General Partner has overseen the Calvert County System's growth in the number of homes passed, the miles of cable plant and the number of basic and premium subscribers. The General Partner's management has regularly reviewed the Calvert County System's budgets, it has examined the Calvert County System's liquidity and capital needs and it has carefully monitored the Calvert County System's revenue and cash flow growth to confirm that the Partnership's primary investment objective, i.e., capital appreciation in the Calvert County System, was being achieved.

  The General Partner concluded in 1998 that, because the Calvert County System met the General Partner's objective of acquiring cable systems adjacent to its Maryland/Virginia cluster, the General Partner would proceed to acquire the Calvert County System pursuant to the conditions of Section 2.3(b)(iv)(b) of the Partnership Agreement. The General Partner accordingly did not market the system for sale and did not solicit third party buyers for the Calvert County System but instead contracted with independent appraisal firms to prepare appraisals of the fair market value of the Calvert County System so that the General Partner could determine the price it would offer to pay for the Calvert County System. The three appraisals obtained by the General Partner valued the Calvert County System at $44,602,000, $39,300,000 and $34,264,000, respectively. The General Partner's Chief Financial Officer then took the three appraised values and averaged them pursuant to the requirements of Section 2.3(b)(iv)(b) of the Partnership Agreement, and thereby determined that the price the General Partner would offer for the Calvert County System would be $39,388,667. The General Partner's senior management also agreed that this was a fair price and accepted it on behalf of the Partnership. See "Special Factors, The Appraisals." The General Partner's decision to acquire the Calvert County System for its own account, its determination that the Partnership would not market the system for sale and not solicit third party buyers for the system, its contracting with independent appraisal firms to prepare appraisals of the fair market value of the Calvert County System and its review and acceptance of the appraisals should not be deemed to be free of conflicts of interest in light of the fact that the General Partner has determined that it would be in the best interests of the General Partner and its shareholders for the General Partner to acquire the Calvert County System.

  No arm's-length negotiations of the terms of the purchase and sale agreement were conducted because the Partnership does not have any employees or management other than the employees and management of the General Partner. The General Partner prepared the standard purchase and sale agreement that it uses for the acquisition of cable television systems from its managed partnerships. This agreement was executed on June 29, 1998 by officers of the General Partner both on behalf of Jones Communications of Maryland, Inc. as buyer and on behalf of the Partnership as seller. The terms of the purchase and sale agreement and the process by which such terms were negotiated should not be deemed to be free of conflicts of interest in light of the fact that management of the General Partner, which owes a fiduciary duty to both the Partnership and its limited partners and to the shareholders of the General Partner, represented all of the parties in the negotiation of the purchase and sale agreement.

  A written memorandum to the General Partner's Board of Directors from the General Partner's management outlining the terms of the transaction, including the means by which management had determined the sales price for the Calvert County System, the results of the three appraisals, the operating and financial statistics of the Calvert County System and the reasons why Jones Communications of Maryland, Inc. should purchase the Calvert County System, was submitted to the Board of Directors with a recommendation from management that the Board of Directors approve the transaction, which the Board of Directors did on June 16, 1998. The directors also were provided with copies of the three appraisal reports that management had used in determining the sales price and a copy of the draft purchase and sale agreement. As discussed below, the Board of Directors unanimously concluded that the transaction was fair to the unaffiliated limited partners of the Partnership. See "Special Factors, Recommendation of the General Partner and Fairness of the Proposed Sale of Assets."

  When investing in the Partnership, by virtue of the provisions of Section 2.2(k) of the Partnership Agreement, the limited partners vested in the General Partner the right and responsibility to determine when the Partnership's investment objectives had been substantially achieved. The Calvert County System was acquired by the Partnership in September 1987 because, in the opinion of the General Partner at the time of the Calvert County System's acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the over 11 years that the Calvert County System has been held by the Partnership, the Partnership's investment objectives with respect to the Calvert County System have been achieved. The General Partner used no specific benchmarks or measurement tools in determining that the Partnership's investment objectives have been achieved. The General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period, the prospect for future growth as compared to the potential risks, the cash on cash return to investors and the amount of gain to be recognized on the sale of assets. The General Partner's conclusion that the Partnership's investment objectives with respect to the Calvert County System have been achieved should not be deemed to be free of conflicts of interest in light of the fact that the General Partner could not purchase the Calvert County System unless it also determined that now was the time for the Partnership to sell the Calvert County System.

  The Calvert County System was acquired by the Partnership in September 1987 for an aggregate purchase price of approximately $12,198,000. At acquisition, the Calvert County System consisted of 508 miles of cable plant passing 14,380 homes and serving 5,535 basic equivalent subscribers with 11,160 premium units. The Calvert County System now consists of approximately 818 miles of cable plant passing 26,330 homes and serving 18,565 basic equivalent subscribers with 16,990 premium units. During the holding period, the Partnership used approximately $17,680,000 in capital expenditures to expand the cable plant of the Calvert County System. The increase in the value of the Calvert County System during the holding period is demonstrated by the fact that the Calvert County System was purchased for $12,198,000 and the Calvert County System is proposed to be sold for $39,388,667, a difference of $27,190,667.

  In evaluating whether now was the time for the Partnership to sell the Calvert County System, the General Partner generally considered the benefits to the limited partners that might be derived by the Partnership's holding the Calvert County System for an additional period of time. The General Partner assumed that the Calvert County System might continue to appreciate in value and, if so, the Calvert County System would be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions about the Calvert County System's continuing growth against the risks to investors from a longer holding period, i.e., the risks that regulatory, technology and/or competitive developments could cause the Calvert County System to decline in value, which would result in a lesser sales price in the future. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the Calvert County System's basic and premium services, thereby decreasing the value of the Calvert County System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Calvert County System. The General Partner's decision to sell the Calvert County System was greatly influenced by the fact that the originally contemplated holding period had been exceeded. The General Partner's consideration of the benefits and risks to the limited partners from a longer holding period should not be deemed to be free of conflicts of interest in light of the fact that the General Partner could not purchase the Calvert County System unless it also determined that now was the time for the Partnership to sell the Calvert County System.

  The General Partner determined that it is in a better position than the Partnership to bear the risks of investment in the Calvert County System. The Partnership is limited in its ability to obtain additional equity financing, in part because the limited partnership interests are non-assessable. The Partnership Agreement also contains limits on the amounts that the Partnership can borrow. The General Partner, on the other hand, is one of the nation's largest cable television companies with longer term investment objectives. For example, if significant competition to the Calvert County System were to develop, the General Partner would be in a better position than the Partnership to finance the marketing campaigns or technological improvements necessary to meet such competition. This analysis too should not be deemed to be free of the conflicts of interest of the General Partner.

  Therefore, in light of all of the above factors, the General Partner has determined that now is the appropriate time for the Partnership to convert its capital appreciation in the Calvert County System to cash through the sale of the Calvert County System.

Certain Effects of the Sale

  Upon consummation of the sale of the Calvert County System, which is expected to occur in April 1999, the Partnership will settle working capital adjustments, and then the Partnership will distribute the net sale proceeds (approximately $39,340,000) to its partners of record as of the closing date of the sale of the Calvert County System pursuant to the terms of the Partnership Agreement. It is expected that at the time of its sale the Calvert County System will be the only asset of the Partnership. Because at the time of the Calvert County System's sale, the distributions expected to be made to limited partners from the Calvert County System's sale and from prior sales of cable television systems once owned by the Partnership will have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partner will receive a general partner distribution from the proceeds of the sale of the Calvert County System. It is estimated that the limited partners, as a group, will receive $34,203,233 from the sale of the Calvert County System and that the General Partner will receive a general partner distribution of $5,136,767 from the net sale proceeds. The limited partner distribution from the sale of the Calvert County System will represent $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership. Once the distribution of the net proceeds from the sale of the Calvert County System has been made, limited partners will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made in 1997 and 1998 and assuming that the distribution from the Calvert County System's sale is made after the distributions from the sales of the Buffalo System and the Naperville System have been made. This estimated total return to the limited partners of $1,442 per $1,000 invested in the Partnership represents an average annual rate of return of approximately 3.2 percent. The limited partners will be subject to federal and state income tax on the income resulting from the sale of the Calvert County System. See the detailed information below under the caption "Federal and State Income Tax Consequences."

  Another effect of the sale is that it will result in an indirect wholly owned subsidiary of the General Partner acquiring the Calvert County System. Thus, as a result of this transaction, the General Partner will make a substantial equity investment in the Calvert County System and it will have a greater equity ownership interest in the Calvert County System than it does now as the general partner of the Partnership. The General Partner will have a 100 percent interest in any future capital appreciation of the Calvert County System. The General Partner's acquisition of the Calvert County System will advance its goal of increasing the number of owned subscribers in attractive demographic areas and may allow the General Partner to obtain economies of scale and operating efficiencies by adding the Calvert County System to its Maryland/Virginia cluster of systems. The General Partner also will bear 100 percent of the risk of system losses and any diminution in system value. As the general partner of the Partnership, the General Partner earns management fees and receives reimbursement of its direct and indirect expenses allocable to the operation of the Calvert County System. The General Partner's right to receive such fees and reimbursements related to the Calvert County System will terminate on the Partnership's sale of the Calvert County System.

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Calvert County System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  All distributions to the limited partners of the Partnership from the proceeds of the sale of the Calvert County System will be made to the Partnership's limited partners of record as of the closing date of the sale of the Calvert County System, which is expected to be in April 1999. Because transferees of limited partnership interests following the closing date of the sale of the Calvert County System would not be entitled to any distributions from the Partnership, a transfer of limited partnership interests following the closing date of the sale of the Calvert County System would have no economic value. The General Partner therefore has determined that, pursuant to the authority granted to it by Section 3.5 of the Partnership Agreement, it will approve no transfers of limited partnership interests following the closing of the sale of the Calvert County System. Sales of limited partnership interests pursuant to tender offers, in the secondary market or otherwise will not be possible following the closing of the sale of the Calvert County System.

Recommendation of the General Partner and Fairness of the Proposed Sale of Assets

  The General Partner believes that the proposed sale of the Calvert County System and the distribution of the net proceeds therefrom are both procedurally and substantively fair to all unaffiliated limited partners of the Partnership, and it recommends that the limited partners approve the transaction. The General Partner's recommendation that the limited partners approve the sale of the Calvert County System and its fairness determination should not be deemed to be free from conflicts of interest, however, in light of the fact that one of its subsidiaries is the proposed purchaser of the Calvert County System. Because the purchaser of the Calvert County System would benefit from a lower sales price, the General Partner has an economic interest in conflict with the economic interest of the limited partners.

  In determining the substantive and procedural fairness of the proposed transaction, the General Partner's Board of Directors on June 16, 1998 considered each of the following factors, all of which had a positive effect on its fairness determination. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is fair, although, as a practical matter, this is an approximation of the weight given to each factor because each factor is relevant and the General Partner's Board of Directors was not able to weigh the relative importance of each factor precisely:

    (i) the limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Calvert County System will provide limited partners with liquidity and with the means to realize the appreciation in the value of the Calvert County System;

    (ii) the sales price represents a fair market valuation of the Calvert County System as determined by the average of three separate appraisals of the Calvert County System by qualified independent appraisers;

    (iii) the Partnership has held the Calvert County System for over 11 years, a holding period beyond that originally anticipated;

    (iv) the conditions and prospects of the cable television industry in which the Partnership is engaged, including the developing threat of competition from DBS services and telephone companies, and the working capital and other financial needs of the Partnership if it were to continue to own the Calvert County System;

    (v) the terms and conditions of the purchase and sale agreement, including the fact that the sales price will be paid in cash, the fact that the Partnership was not required to make many of the representations and warranties about the Calvert County System or give indemnities that are customarily given in transactions of this nature, the fact that the purchaser's obligation to close is not contingent upon its ability to obtain financing, and the fact that the Partnership will pay no brokerage fees upon the sale of the Calvert County System, which it likely would have paid if the Calvert County System were being sold to an unaffiliated party; and

    (vi) the sale is being conducted in accordance with the terms of the Partnership Agreement, including the fact that the proposed transaction will not occur unless it is approved by the holders of at least a majority of the limited partnership interests.

  An officer of The Jones Group, Ltd., the cable brokerage subsidiary of the General Partner, worked with each of the independent appraisers hired to prepare fair market value appraisals of the Calvert County System, providing them with current and historical profit and loss statements for the Calvert County System and with current subscriber reports. Certain officers and all of the directors of the General Partner received the final appraisal reports. The members of the Board of Directors of the General Partner adopted the analyses and conclusions of Bond & Pecaro, Inc., which valued the Littlerock System at $39,300,000, because such firm's valuation procedures, assumptions and methodologies closely approximate the valuation procedures, assumptions and methodologies used by the General Partner's management in evaluating cable television systems. The General Partner's Board of Directors did not specifically adopt the $39,300,000 value placed on the Calvert County System by Bond & Pecaro, Inc., but the Board did consider the fact that the value determined by this appraisal firm was the closest of the three appraisals to the average of the three appraisals and concluded that this fact supported its fairness determination. The General Partner did not conduct its own analysis of the value of the Calvert County System.

  In making its fairness determination, the General Partner's Board of Directors did not consider that certain of the fair market valuations of the Calvert County System exceed the sales price by significant amounts. Because it was the methodology for determining the sales price mandated by the Partnership Agreement, the General Partner's Board of Directors considered the fact that the sales price to be paid to the Partnership for the Calvert County System was determined by averaging three independent appraisals of the fair market value of the Calvert County System to be very persuasive evidence of the fairness of the proposed transaction. As provided in Section 2.3(b)(iv)(b) of the Partnership Agreement, the General Partner may purchase a cable television system from the Partnership if the price paid to the Partnership by the General Partner is determined by the average of three separate, independent appraisals of the cable television system to be sold. It does not provide that the purchase price shall be determined by the highest of the three appraisals. In light of this governing partnership agreement provision, the General Partner's Board of Directors did not consider offering the Partnership a sales price equal to the higher appraisal values. Whenever a sum is to be determined by the average of three values, there will be, by definition, values that are higher than and values that are lower than the average. This implies to the General Partner that such a process, agreed by all parties, is fair.

  The General Partner considered the fact that the $39,388,667 purchase price to be paid to the Partnership for the Calvert County System was determined by the average of three independent appraisals of the fair market value of the Calvert County System to be very persuasive evidence of the fairness of the proposed transaction. The General Partner reviewed and considered the three appraisals but it did not consider specific comparable transactions in reaching its conclusions that the values for the Calvert County System determined by the three appraisals are within the range of values seen in the marketplace for comparable cable television systems in similar condition. The General Partner is regularly engaged in the sale and/or purchase of cable television systems in the marketplace both for its own account and for the account of its various managed partnerships. It is the cumulative experience of the General Partner's management and Board of Directors in such transactions on which the fairness conclusions were based. The General Partner considered that the fair market valuations of the Calvert County System were done by respected industry appraisers using customary measures of value. Based upon the General Partner's knowledge of and experience in the cable television industry, and its review and consideration of the appraisals, it has concluded that the values for the Calvert County System determined by the three appraisals are fair and within the range of values seen in the marketplace for comparable cable television systems in similar condition.

  The $39,388,667 purchase price represents the current fair market value of the Calvert County System on a going concern basis. The $39,388,667 purchase price for the Calvert County System also compares favorably to the $11,785,758 net book value of the Calvert County System at September 30, 1998. The liquidation value of a cable television system, i.e., the sale of the system on other than a going concern basis, is not usually considered to be an accurate indicator of the value of a cable television system, primarily because the assets of a cable television system typically are worth less when considered separately than when considered as a going concern. The assets of a cable television system consequently are not normally sold or purchased separately. A fair market valuation of a system should, in the General Partner's view, be a valuation of the system as a going concern. The liquidation value of the Calvert County System therefore was not considered by the General Partner in reaching its determination of fairness.

  Because there has never been an established trading market for the Partnership's limited partnership interests, the General Partner does not have access to any reliable, official information about the historical or current market prices for the Partnership's limited partnership interests in the very limited secondary market where such interests from time to time have been sold. The General Partner believes that such secondary market deeply discounts the underlying value of the limited partnership interests due to their highly illiquid nature. Therefore, even if trading information were available, the historical or current market prices for the Partnership's limited partnership interests would not necessarily be indicative of the value of the Partnership's cable television system assets. For these reasons, the General Partner did not consider the historical or current market prices for the limited partnership interests when reaching its fairness determination.

  During the past several years, however, several limited partners of the Partnership who are not in any other way affiliated with the Partnership or with the General Partner conducted tender offers for interests in the Partnership at prices ranging from $160 to $305 per $500 limited partnership interest. The $214 per $500 limited partnership interest to be distributed to limited partners from the net proceeds of the Calvert County System's sale compares favorably to these tender offer prices, especially in light of the fact that the tender offer prices theoretically reflected the distribution made to limited partners from the Broward System sale ($159 per $500 limited partnership interest), the distributions to be made to limited partners from the Buffalo System and the Naperville System sales ($132 per $500 limited partnership interest) and the distribution to be made to limited partners from the sale of the Calvert County System.

  The fact that the Partnership has held the Calvert County System for a period beyond that originally anticipated was another important factor in the General Partner's fairness determination--the General Partner believes that the transaction is fair because a sale at this time will convert an illiquid investment into a liquid one for all limited partners. And the current state of the cable television industry also was considered by the General Partner in making its fairness determination because the General Partner believes that it is fair to investors that someone other than the Partnership take on the uncertainties and risks involved in continuing to own and operate the Calvert County System.

  The fairness of the transaction is also demonstrated in an analysis of certain of the terms and conditions of the purchase and sale agreement, which generally are more favorable to the Partnership than reasonably could be expected if the purchaser were not an affiliated company. There is no financing contingency to closing. Because of the General Partner's existing extensive knowledge about the Calvert County System, the Partnership has not been required to make many of the representations and warranties about the quality of the Calvert County System's tangible assets, the quantity of the Calvert County System's subscribers or the validity of the Calvert County System's intangible assets customarily found in cable television system transactions. The Partnership likely would have been required to give such representations and warranties to an unaffiliated party if the Calvert County System were being sold to an unaffiliated party. In addition, the Partnership is not required to indemnify the purchaser for defects discovered by the purchaser after the closing. This frees the Partnership from having to reserve a portion of the sale proceeds to cover typical indemnification obligations. The Partnership also will pay no brokerage fee in connection with the sale of the Calvert County System, which it likely would have paid if the Calvert County System were being sold to an unaffiliated party. This will result in more funds from the sale being available for distribution to the Partnership's limited partners.

  The General Partner is aware and considered that although consummation of this transaction will result in a distribution to the Partnership's limited partners of approximately $428 per $1,000 of limited partnership capital invested in the Partnership, there are several potential negative consequences of the transaction to limited partners. For example, the proposed sale will require the limited partners to recognize, for federal income tax purposes, a gain resulting from the sale. And although the three fair market valuations established by the independent appraisals took into account the present value of the projected future growth of the Calvert County System and the sales price (the average of the three appraisals) thus takes into account the present value of the projected future growth of the Calvert County System, the proposed sale will deprive the limited partners of an opportunity to participate in the actual future growth of the Calvert County System, if any. The General Partner nevertheless concluded that the cash distributions to the limited partners of the Partnership from the sale of the Calvert County System outweighed these consequences.

  As disclosed above, the proposed transaction is subject to various conflicts of interest arising out of the Partnership's relationships with the General Partner. Because the General Partner and its affiliates are engaged in the ownership and operation of cable television systems, they are generally in the market to purchase cable television systems for their own account. A conflict thus arises from the General Partner's fiduciary duty as general partner of the Partnership and its management's fiduciary duty to the General Partner's shareholders when it determines that one of the Partnership's cable television systems will be sold to the General Partner or one of its affiliates and not to an unaffiliated third party. This conflict of interest was disclosed to limited partners in the prospectus delivered to investors at the time of the public offering of interests in the Partnership. Prior to the Partnership's public offering, the General Partner entered into negotiations with certain state securities administrators as part of the process of clearing the offering in the "merit" states, i.e., those states that permit the sale of securities only if the state securities administrator deems the offering as a whole to be fair, just and equitable. Several of the merit state securities administrators focused on the conflicts of interest in the event that the Partnership were to sell one or more of its cable television systems to the General Partner or one of its affiliates. The General Partner agreed to include the provision in the Partnership Agreement that permits the Partnership to sell its cable television systems directly to the General Partner or one of its affiliates only after a three-year holding period and only if the General Partner or such affiliate pays a purchase price that is not less than the average of three separate independent appraisals of the particular cable television system being sold. The General Partner has concluded that the mechanisms for determining the purchase price to be paid to the Partnership provide sufficient procedural safeguards to minimize the effects of the conflicts of interest inherent in any such transaction. The fact that these procedures have been carried out in connection with the Partnership's proposed sale of the Calvert County System, together with the fact that the transaction also is conditioned upon receipt of the approval of the holders of a majority of the Partnership's limited partnership interests, enable the General Partner to conclude that the proposed transaction is both procedurally and financially fair to all partners.

  The directors of the General Partner who are not employees of the General Partner did not vote separately to approve the transaction, nor did the outside directors retain an unaffiliated representative to act solely on behalf of the limited partners for the purposes of negotiating the terms of the proposed sale of the Calvert County System and/or preparing a report concerning the fairness of the proposed sale. While the directors of the General Partner recognized that the interests of the General Partner and the limited partners may not in all respects necessarily be the same, they recognized also that the purchase price was determined in accordance with the terms of the Partnership Agreement, that is, by averaging three separate independent appraisals of the Calvert County System's fair market value. The members of the Board of Directors relied on Section 2.3(b)(iv)(b) of the Partnership Agreement, which permits the General Partner to purchase the Calvert County System. The members of the Board of Directors reviewed and considered the appraisals and, based upon their general knowledge of cable television system transactions undertaken by the General Partner and its affiliates and by unaffiliated cable television companies, concluded that the values for the Calvert County System determined by the appraisers were fair and were within the industry norms for comparable transactions. All 13 directors of the General Partner participated in the June 16, 1998 meeting to discuss and vote on the Partnership's sale of the Calvert County System to the General Partner. Each of Messrs. Glenn R. Jones, James B. O'Brien, Josef J. Fridman, Robert Kearney, Siim A. Vanaselja, James J. Krejci, William E. Frenzel, Donald L. Jacobs, Howard O. Thrall, Robert E. Cole, Raphael M. Solot, Sanford Zisman and Robert B. Zoellick voted to approve the transaction. No director of the General Partner expressed any reservations about the fairness of the transaction to the limited partners of the Partnership.

  The General Partner determined that the Calvert County System would not be marketed for sale to third party buyers and the General Partner did not consider having the Partnership sell the Calvert County System to any cable system operator other than the General Partner (or one of its affiliates). It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Calvert County System on behalf of the Partnership until such time as the Calvert County System could be sold. No other alternatives have been or are being considered.

The Appraisals

  At regular intervals during the holding period, the General Partner obtained appraisals of all of the Partnership's cable television systems so that the General Partner could fulfill its obligation of reporting the Partnership's asset values to trustees and custodians of qualified plans that own limited partner interests in the Partnership. These appraised values also have been reported to all investors in the quarterly and annual reports mailed to limited partners with copies of the Partnership's periodic reports on Forms 10-Q and 10-K. The most recent appraisal of the Calvert County System done prior to the General Partner's decision to buy the system from the Partnership was done as of July 31, 1997 by Strategis Financial Consulting, Inc., which valued the Calvert County System as of such date at $41,101,000. This prior appraisal was not used by the General Partner's management in determining the sales price that the General Partner would offer for the Calvert County System and it was not considered by the General Partner's Board of Directors in making its fairness determinations.

  In determining the price that the General Partner would offer for the Calvert County System, in 1998 the General Partner retained Strategis Financial Consulting, Inc., Bond & Pecaro, Inc. and Waller Capital Corporation to prepare separate appraisals of the fair market value of the Calvert County System as of February 28, 1998. Each of the appraisers were asked to determine the cash price a willing buyer would give a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts, in an arm's-length transaction to acquire the Calvert County System. Upon receipt of the three appraisal reports, management of the General Partner examined each of them and discussed among themselves the merits of the appraisals' assumptions, methodologies and conclusions, and, based on their experience in and knowledge of the cable television industry, they found each of them to be fair and reasonable. The appraisal reports were then submitted to the Board of Directors of the General Partner for review. As disclosed above, the Board of Directors of the General Partner unanimously approved the transaction based upon a price determined by averaging these three appraisals.

  The written appraisal reports are available for inspection and copying at the offices of the General Partner during regular business hours by any interested limited partner of the Partnership or by his or her authorized representative. Copies of such appraisals will be mailed by the General Partner to any interested limited partner or to his or her authorized representative upon written request to the General Partner at the expense of the requesting limited partner. Copies of these three appraisals also have been publicly filed with the Securities and Exchange Commission and may be inspected at the Commission's public reference facilities and at its World Wide Web site.

  The General Partner provided each of the appraisers with the same current and historical profit and loss statements for the Calvert County System and with the same current subscriber reports. The appraisers also gathered information about the Calvert County System's subscribers, channel line-up, technology, cable plant, penetration rates and the local economy from questionnaires that each individual appraisal firm prepared and provided to the general manager of the Calvert County System and from conversations with the Calvert County System's management team. From this information, the appraisers used their independent analyses to project cash flow, determine growth of homes passed, the Calvert County System's future penetration and possible rate adjustments. The appraisals thus reflect the application of the appraisers' expertise to the data about the Calvert County System supplied by the General Partner.

  The General Partner's $39,388,667 offer for the Calvert County System was based on the three separate, independent appraisals of the Calvert County System prepared by Strategis Financial Consulting, Inc., Bond & Pecaro, Inc. and Waller Capital Corporation as of February 28, 1998. Strategis Financial Consulting, Inc. concluded that the Calvert County System's overall fair market value as of February 28, 1998 was $44,602,000. Bond & Pecaro, Inc. concluded that the Calvert County System's overall fair market value as of February 28, 1998 was $39,300,000. Waller Capital Corporation concluded that the Calvert County System's overall fair market value as of February 28, 1998 was $34,264,000.

  The General Partner believes that the three appraisals were current as of June 16, 1998, the date that the General Partner's Board of Directors made its fairness determination, and as of June 29, 1998, the date on which the purchase and sale agreement was executed. In the General Partner's view, the assumptions regarding system operations and the cable television system marketplace for cable systems comparable in size, technical capability and prospects for subscriber and revenue growth underlying the three appraisals have generally remained unchanged since the date of the appraisals.

  Strategis Financial Consulting, Inc., one of the independent appraisers hired by the General Partner to determine the fair market value of the Calvert County System, is one of the firms hired to appraise the Tampa, Florida, Palmdale, California and Littlerock, California cable television systems formerly owned by several partnerships of which the General Partner also is general partner when they were proposed to be sold to subsidiaries of the General Partner. Bond & Pecaro, Inc., another of the independent appraisers hired by the General Partner to determine the fair market value of the Calvert County System, is one of the firms hired to appraise the Palmdale system and the Littlerock system when they were proposed to be sold to subsidiaries of the General Partner. The sales of the Tampa system and the Palmdale system and the Littlerock system are subjects of separate lawsuits challenging the sales prices paid by subsidiaries of the General Partner for the Tampa system and the Palmdale system and the Littlerock system. Strategis Financial Consulting, Inc. and Bond & Pecaro, Inc. applied the same methodologies in valuing the Calvert County System as they employed in valuing these other cable systems. Bond & Pecaro, Inc. also serves as the General Partner's expert witness in the Tampa lawsuit.

 The Strategis Appraisal

  Strategis Financial Consulting, Inc. ("Strategis") has served the communications industry for nearly 30 years. Its team of financial, engineering and managerial professionals devotes a substantial portion of its time to the appraisal of cable television systems, cellular telephone systems, paging systems, mobile radio and broadcast stations. Strategis was selected by the General Partner to render an opinion as to the fair market value of the Calvert County System in light of such overall qualifications. No limitations were imposed with respect to the appraisal to be rendered by Strategis. The firm was selected by the General Partner to prepare an independent appraisal of the Calvert County System because of the General Partner's familiarity with the firm and its good reputation in the cable television industry. Strategis has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. The principals of Strategis are not affiliated in any way with the General Partner.

  Strategis used five generally accepted cable television valuation methods using the income approach to valuation in establishing the range of fair market values of the Calvert County System as a going concern. The first method used a multiple of the prior year's operating income derived from comparable asset values of privately held and publicly traded cable companies. The second method used a lower multiple of the Calvert County System's February 1998 operating income annualized. The third method applied a slightly lower multiple of projected operating income from the period March 1998 through February 1999. The fourth method was a discounted net cash flow analysis in which a purchase price (estimated fair market value) was calculated to achieve a target after-tax return on equity, given particular operating and financing assumptions unique to the Calvert County System's assets. The fifth method was a discounted cash flow analysis that measured the net present value of the pre-tax operating cash flows (less capital expenditures, plus the residual value of the Calvert County System) that represent the return on total investment. For each valuation method, Strategis established a "high" and a "low" estimated fair market value.

  The first valuation method used a multiple of the prior year's operating income of the Calvert County System derived from comparable asset values of certain cable companies. The cable companies used to generate baseline values for this methodology included Adelphia Communications Corporation, Cablevision Systems Corporation, Century Communications Corp., Comcast Corporation, Cox Communications, C-TEC, EW Scripps, Grupo Televisa, Knight-Ridder, Media General, TCA Cable TV, Inc., Telecommunications, Inc., Time Warner, United International Holdings, US West MediaOne Group, the Washington Post and the General Partner. Strategis determined, based upon its expertise and knowledge of the cable television industry, a "low" multiple of 10 and a "high" multiple of 11, concluding that a system comparable to the Calvert County System would be unlikely to sell for less than 10 times its past year's operating income and would be unlikely to sell for more than 11 times its past year's operating income. These operating income multiples were determined based upon several factors. First, the "pre-determined target returns on equity" developed in connection with the fourth valuation method discussed below were examined for the implied capitalization rate. The capitalization rate is the inverse of the valuation multiple. The basic equation supporting a valuation multiple is a fraction, with one being the numerator and the rate of return minus the growth rate being the denominator. For the rates of return, Strategis refers to the "predetermined (pre-tax) target returns on equity" calculated as follows:

                              12%/(l-.34) = 18.2%

                              14%/(l-.34) = 21.2%

For the rate of growth estimate, Strategis examined projected growth in the Calvert County System's operating income over the projection term. The average annual growth rate in operating cash flow is approximately 8 percent on Strategis' model. The inverse of the capitalization rate implies multiples of:

                        1
                   (18.2%-8.0%)                    =                           9.8 high
                        1
                   (21.2%-8.0%)                    =                           7.6 low

These calculated multiples were then adjusted by Strategis based on its experience in the cable television industry. According to Strategis, in its judgment, the implied high and low multiples, if applied to trailing twelve months operating cash flow, would not provide an adequate estimate of value for a mature cable system such as the Calvert County System. The multiples ultimately used by Strategis in its first valuation method, 10 and 11, as adjusted from the capitalization rate approach, in Strategis' judgment appropriately reflect the value of the Calvert County System. This method resulted in an estimated fair market value ranging from a low of $44,930,820 to a high of $49,423,902 for the Calvert County System.

  The second valuation method used a lower multiple of the Calvert County System's February 1998 operating income annualized. Strategis determined, again based on its expertise and knowledge of the cable television industry, a "low" multiple of 9.5 and a "high" multiple of 10.5, concluding that a system comparable to the Calvert County System would be unlikely to sell for less than 9.5 times the dollar amount of its annualized current month's operating income and would be unlikely to sell for more than 10.5 times the dollar amount of its annualized current month's operating income. These multiples are based on the calculations described above for the first valuation method but they are slightly lower than those used in the previous methodology because of the increased risk and time factors involved in using current as compared to historical information. This method resulted in an estimated fair market value ranging from a low of $45,203,898 to a high of $49,962,203 for the Calvert County System.

  The third valuation method applied a slightly lower multiple of projected operating income from March 1998 through February 1999 of the Calvert County System. For this valuation, Strategis first estimated, through its own analyses of current financial and operating data provided by the General Partner, operating income for the Calvert County System from March 1998 through February 1999. The projection of operating income for this third valuation method is the sum derived by subtracting projected operating expenses from projected revenues of the Calvert County System to be generated during the first twelve months following the valuation date. Strategis projected growth in revenue based on previously established or reasonably foreseeable patterns of growth in the marketplace and plant facilities (homes passed); the subscriber base; the amount of programming to be sold to subscribers and the rates charged for programming, associated equipment rentals and service installations. Operating expenses were projected by Strategis based on the Calvert County System's actual historical expenses and Strategis' familiarity with cable system operating expenses typical for a system of the Calvert County System's size. Line item expenses within the technical-operations, general and administrative, sales and marketing, and programming departments were examined and projected based on their relationship to the number of subscribers or plant miles, whichever was appropriate, and included a general inflation component. Based on its expertise and knowledge of the cable television industry, Strategis set a "low" multiple of 9 and a "high" multiple of 10 concluding that a system comparable to the Calvert County System would be unlikely to sell for less than 9 times the system's projected operating income for the following year and would be unlikely to sell for more than 10 times the system's projected operating income for the following year. These multiples are slightly lower than those used in the previous methodologies because of the increased risk and time factors involved in using projected as compared to historical and current information. This method resulted in an estimated fair market value ranging from a low of $43,694,572 to a high of $48,549,524 for the Calvert County System.

  The fourth valuation method was a discounted net cash flow analysis in which a purchase price (estimated fair market value) was calculated to achieve a target after-tax return on equity given particular operating and financing assumptions specific to the Calvert County System. This method involved the use of projected operations for the Calvert County System and a pre-determined target return on equity for a hypothetical buyer. Strategis used the Capital Asset Pricing Model ("CAPM") as a guide in developing discount rates used in the discounted cash flow model for the fourth valuation method. The CAPM was developed to estimate the rate of return on equity that would be required by investors to take on the risk of a given investment. Strategis used the CAPM in conjunction with its observations of actual market transactions and its judgment. The following illustrates use of the CAPM and the support it provided for the "pre-determined target return on equity" used to value the Calvert County System.

  To estimate a "pre-determined target return on equity" for the CAPM, Strategis examined movements in stock prices over 1996 and 1997 of the same cable television multiple system operators that it examined in determining the multiples for the first valuation method discussed above. The movements in individual stock prices were compared to movements in the stock market as a whole, as indicated by the price of the Standard & Poor's 500 stock index. The extent to which movements in a particular stock are related to movements in the market overall is reflected in the stock's "beta." Strategis calculated individual betas for the above-listed cable television multiple system operators. Average and median betas for the entire group were then multiplied by the "equity risk premium," which measures the additional return to equity investors over and above the return to holders of non-equity investments. The risk-free rate of investment is then added to determine the required equity return of the investment. The equation is as follows:

   Beta* (Equity Risk Premium) + Risk-Free Rate = Required Return on Equity

  In doing this analysis, Strategis found that the average beta for the group of companies it examined was 1.06 and that the median beta for this same group of companies was 1.11. It determined that the equity risk premium was 12.7 percent based upon average annual premiums over 1988 to 1997 as calculated in Ibbotson Associates' Stocks, Bonds, Bills and Inflation (SBBI) Yearbook 1998. Strategis also found that the risk-free rate was 5.7 percent, which was the yield on intermediate term government bonds as of February 1998. This statistic was derived from the SBBI Yearbook 1998. The calculations are as follows:

            (1.06* 12.7%) + 5.7% = 19.2% Required Return on Equity

            (1.11* 12.7%) + 5.7% = 19.8% Required Return on Equity

  Strategis then multiplied these rates by 1 minus the tax rate to calculate the after-tax required return on equity rates as follows:

                            19.2%* (1-.34) = 12.7%

                            19.8%* (1-.34) = 13.1%

Based on Strategis' professional judgment, in Strategis' opinion these calculations provide reasonable support for the use of 12 percent as the high and 14 percent as the low after-tax "pre-determined target returns on equity."

  Based on system information made available to Strategis by the General Partner and on information generally available to Strategis about the cable television industry, the firm made assumptions and projections of a variety of factors that will affect future cash flow including housing growth, plant mileage, growth in the number of subscribers for basic and pay television, adjustments in subscriber rates, increases in operating expenses and capital expenditures. Strategis also made specific assumptions concerning the capital structure that a typical, prudent buyer might experience, as well as the probable interest rates that would be applicable in connection with any debt financing that might be incurred. Strategis did a "high" and a "low" analysis. In its "high" analysis, Strategis projected that the Calvert County System's revenues would grow from $9,991,496 in 1999 to $17,561,310 in 2005; that the Calvert County System's operating expenses would grow from $5,136,544 in 1999 to $8,033,004 in 2005; and that net loss of $1,591,481 in 1999 would decrease to a net loss of $534,114 in 2005. In Strategis' "low" analysis, revenues and operating expenses are projected to increase to the same levels by 2005, but net loss of $1,462,869 in 1999 is projected to become net loss of $317,027 in 2005. Strategis projected that the Calvert County System would add cable plant between 1999 and 2005, resulting in growth of the Calvert County System's cable plant from 826 miles in 1999 to 1,053 miles in 2005. Strategis projected that the number of homes passed by the Calvert County System would grow from 27,261 in 1999 to 35,080 in 2005. Strategis projected that basic subscribers would grow from 18,300 in 1999 to 24,685 in 2005. Strategis projected basic penetration of the Calvert County System increasing from 68.1 percent in 1999 to 70.4 percent in 2005. Strategis projected that premium television subscriptions would grow from 16,984 in 1999 to 21,680 in 2005. Strategis estimated that the Calvert County System would take moderate rate increases between 1999 and 2005, with, for example, a 5 percent increase in basic rates in 2000 and 3 percent increases in basic rates each year thereafter. Strategis estimated that rate increases for pay television subscriptions would average 1 percent per year. Strategis estimated that rate increases for converter rentals and installations would average 3 percent per year. These projections, if true, would result in an increase in basic rates from $16.37 in 1999 to $19.83 in 2005, and an increase in the rates for the expanded basic tier from $13.50 in 1999 to $19.53 in 2005. As explained in the preceding paragraphs, the "low" value was determined using a 14 percent return on equity and the "high" value was determined using a 12 percent return on equity. This method resulted in an estimated fair market value ranging from a low of $41,418,273 to a high of $45,120,722 for the Calvert County System.

  The fifth valuation method was a discounted cash flow analysis that measured the net present value of the pre-tax operating cash flows (less capital expenditures, plus the residual value of the Calvert County System) that represent the return on the total investment rather than those that could result from an assumed "purchase" with a pre-determined debt to equity ratio. The same set of financial projections that the firm prepared and used in the fourth valuation methodology were used for growth in subscribers, revenues, operating expenses and capital expenditures. The projected pre-tax operating cash flows for the Calvert County System, plus the last-year residual value of the Calvert County System less capital expenditures, were discounted to the present time at an acceptable discount factor based on the weighted average cost of money. Strategis used the return on investment model, like the return on equity model, to generate low and high values for the system. This method indicated the present value of the future pre-tax operating cash flows and reflected more conservative and more optimistic assumptions, respectively, as to the likely return on investment that the system will generate over time. The "high" value was determined using a 15.1 percent target return on investment and the "low" value was determined using a 16.6 percent target return on investment. These discount rates were calculated by Strategis to represent the investor's expected return on capital, i.e., the rate of return that reasonably reflects the risk being undertaken by the investor. The discount rates incorporate systematic risk using the CAPM, which measures the sensitivity of the return on investment to changes in the return for the market as a whole. Strategis also considered in its selection of the discount rates unsystematic risk, which is any risk premium directly associated with the cable television industry and the Calvert County System in particular. Thus, internal risk factors such as the possibility of competition, municipal and customer relations, rate structure and franchise stability were examined in the selection of the high and low discount rates. The discount rates used in the fifth valuation method were determined by the "band of investment" method, that is the rates are based on averages of the rates applicable to equity and the cost of debt weighted in the proportions that are utilized for the system. This method resulted in an estimated fair market value ranging from a low of $41,255,147 to a high of $44,745,011 for the Calvert County System.

  Strategis' valuation methodologies resulted in differing values for the Calvert County System. The reason for this is grounded in the basic approach that the firm takes. The five different methods allow five different views of a system's value. The first method looks at past performance, but allows nothing for future performance. The second method looks at the system as it is as of the date of the appraisal. The third method looks at the system's projected operating income in the first year following the date of the appraisal. Both discounted cash flow methods fully consider the future value of the system by recognizing projected operating income and expenses, including capital expenditures. Based upon all of the available information about a system being appraised, the appraiser decides how to weight each of the five methods. The final estimated fair market value is not a straight average of all of the methods. Although the weighting is not shown in the appraisal report, Strategis generally prefers the discounted cash flow methods since they consider a broader range of factors that represent all sources of value, present and future. Strategis accordingly generally gives greater consideration to the discounted cash flow methods in its final judgment concerning the fair market value of a cable television system. Strategis' conclusions as to the range of values were based upon information and data supplied by the General Partner, Strategis' onsite inspection of the Calvert County System in early 1998, interviews with the Calvert County System's onsite management team and general cable television industry information. The fair market value appraisal of $44,602,000 reached by Strategis was based on the various valuations generated by it, and Strategis' general knowledge and expertise in the cable television industry.

  As compensation for rendering an opinion as to the fair market value of the Calvert County System, the General Partner paid Strategis a fee of $12,500. Such fee was not contingent upon the conclusion reached by

Strategis in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems owned and/or managed by the General Partner and its affiliates, and completing the analysis of the allocations of purchase prices between tangible and intangible assets for various cable television systems owned and/or managed by the General Partner and its affiliates, Strategis has received fees and expense reimbursements totaling $328,800 during the two years ended December 31, 1998.

 The Bond & Pecaro Appraisal

  Bond & Pecaro, Inc. ("Bond & Pecaro") is a consulting firm specializing in valuations, asset appraisals and related financial services for the communications industry. The firm has appraised assets of more than 2,500 media properties. Bond & Pecaro was selected by the General Partner to render an opinion as to the fair market value of the Calvert County System in light of such overall qualifications and because of the firm's good reputation in the industry. No limitations were imposed with respect to the appraisal to be rendered by Bond & Pecaro. Bond & Pecaro has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. The principals of Bond & Pecaro are not affiliated in any way with the General Partner.

  Bond & Pecaro used both the income and the market methodologies to determine the fair market value of the Calvert County System as of February 28, 1998. The firm developed a discounted cash flow analysis to determine the value of the Calvert County System based upon its economic potential. Bond & Pecaro noted that it is generally accepted that the value of a telecommunications business such as a cable television system lies in the fact that it is a "going concern." That is, a cable system's value reflects the revenues and, ultimately, the after-tax cash flow that the business may reasonably be expected to generate over a period of years. The potential resale value of the business at the end of that period is also an important factor in the valuation of such properties. Bond & Pecaro noted that a number of factors contributed to going concern value, including the formation of a business plan, the construction of the system headend facility, the development of a functional general, administrative and technical organization, the establishment of a sales and marketing organization and the coordination of all of these functions into a well-defined and efficient operating organization. As described below, Bond & Pecaro's discounted cash flow model incorporates variables such as capital expenditures, homes passed by the system, basic penetration, pay penetration, system revenue projections, anticipated system operating expenses and profits and various discount rates. The variables used in the analysis reflect historical system and market growth trends as well as anticipated system performance and market conditions. The capital expenditures provision reflects the amount of investment that Bond & Pecaro projected will be required to expand and maintain a competitive cable television business in the Calvert County, Maryland area. Bond & Pecaro's discounted cash flow projection period of ten years was deemed by the firm to be an appropriate time horizon for the firm's analysis because cable operators and investors typically expect to recover their investments within a ten-year period. Thus, it was over this period that projections regarding market demographics, system basic and pay penetration, and operating profit margins were made by Bond & Pecaro. Bond & Pecaro looked at the ten year period to project household growth in the Calvert County area, anticipated market penetration percentages and system operating performance expectations in order to project the Calvert County System's operating profits during the next ten years. The firm deducted income taxes from the projected operating profits to determine after-tax net income. Depreciation and amortization expenses were added back to the after-tax income stream and projected capital expenditures were subtracted to calculate the Calvert County System's net after-tax cash flow. Bond & Pecaro then adjusted the stream of annual cash flow to present value using a discount rate the firm deemed appropriate for the cable television industry. To determine the Calvert County System's residual value at the end of the ten-year projection period, Bond & Pecaro applied an operating cash flow multiple of 12 to the system's 2008 operating cash flow projection. In Bond & Pecaro's opinion the terminal value represents the hypothetical value of the system at the end of the projection period and the net terminal value was discounted to present value. The results of Bond & Pecaro's analysis indicated to the firm that the value of the Calvert County System as of February 28, 1998 was $39,300,000. In order to verify the results of the discounted cash flow analysis, as described below, Bond & Pecaro also utilized a comparable sales approach, relying upon an analysis of subscriber multiples. The results of this analysis supported the firm's conclusions about valuation resulting from application of the income approach.

  Bond & Pecaro reported that the initial parameter upon which its discounted cash flow projection was based was homes passed. Two factors affect the number of homes passed: new plant construction and household growth. In preparing its projection, Bond & Pecaro assumed that the number of households in the Calvert County System's franchise area will increase at a rate equivalent to the average household growth projected for the areas served by the system as a whole, or approximately 2 percent per year. Bond & Pecaro concluded that the basic penetration rate would grow gradually over the 10-year projected period from the current 69.5 percent to approximately 74 percent by 2008. The firm projected that pay penetration of the Calvert County System will remain at its February 1998 level of 92.8 percent through 2008. Bond & Pecaro concluded that due to regulatory and competitive restrictions, service rates for basic and expanded basic services are expected to grow with inflation while premium channel service rates are expected to remain relatively flat throughout the 10-year projected period. Bond & Pecaro estimated that pay-per-view service revenue will increase at a 2.3 percent annual rate through 2008, that commercial advertising revenue will increase at a 14 percent annual rate through 2003 and at a 10 percent annual rate thereafter, and that annual installation revenue would increase 5 percent annually during the projection period. The firm concluded that equipment rental revenues should increase by 12 percent annually through 2008. Bond & Pecaro concluded that total system revenues would increase from $10,400,000 in 1998 to $19,100,000 in 2008. For purposes of its appraisal, Bond & Pecaro assumed that the Calvert County System would maintain an operating profit margin of 48.6 percent, which was the system's operating profit margin in 1997. Bond & Pecaro used an estimated tax rate of 39.6 percent to project the taxable income of the Calvert County System because the estimated rate reflects the combined federal, state and local tax rates in effect on February 28, 1998. Depreciation expense for each year was determined using the MACRS schedule for 5, 7, 15 and 39 year property based upon the reported cost of fixed assets present at the Calvert County System. Subsequent annual capital expenditures were estimated to approximate 10 percent of the cost of the fixed assets of the Calvert County System as of February 28, 1998. Supplemental provisions were made to incorporate projections of capital expenditures associated with upgrading the system's distribution plant.

  Bond & Pecaro then determined the net after-tax cash flow for the Calvert County System. After taxes were subtracted from the system's taxable income, non-cash depreciation expenses were added back to net income to yield after-tax cash flow. From the after-tax cash flow, the provision for subsequent capital expenditures was deducted to calculate the net after-tax cash flows. Bond & Pecaro used a discount rate of 12 percent to calculate the present value of the net after-tax cash flows. In order to account for the risks associated with investments in the cable television industry and in the Calvert County System in particular, Bond & Pecaro added a premium to a base discount rate to develop the 12 percent rate employed in its analysis. Bond & Pecaro then applied a multiplier of 12 to the Calvert County System's 2008 operating cash flow. Bond & Pecaro's appraisal noted that multiples used in the valuation of cable television systems of a type similar to the Calvert County System range from 8 to 14 times operating cash flow, depending on market conditions and a system's profit potential. Bond & Pecaro noted also that exceptional circumstances will warrant multiples outside of this range. The appraisal report indicated that the selected multiple of 12 was used to estimate the value of the system at the end of the investment period. According to Bond & Pecaro, this multiple reflects the state of the market for cable television systems as of February 28, 1998, tempered by the economic conditions of the system's service area, the necessity for certain capital expenditures, the uncertainty introduced by re-regulation of the cable television industry and the prospects for increased competition from wireless cable companies and direct broadcast satellite operators. The 10-year discounted cash flow projection of Bond & Pecaro yielded a value of $39,300,000 for the Calvert County System.

  In order to correlate this statistical valuation with the realities of the marketplace, Bond & Pecaro analyzed the sale of seven comparable cable television systems that took place in 1997. The sales examined by Bond & Pecaro were selected based upon their comparability to the Calvert County System. The four cable television system transactions examined by Bond & Pecaro were: (i) the sale of the Jonesboro, Arkansas cable television system by one unaffiliated cable television system operator to another for a sales price of $41,000,000 or a price per subscriber of $2,000, (ii) the sale of the Anderson, South Carolina cable television system by one unaffiliated cable television system operator to another for a sales price of $31,000,000 or a price per subscriber of $1,934,(iii) the sale of the Palo Alto, California cable television system by one unaffiliated cable television system operator to another for a sales price of $54,100,000 or a price per subscriber of $2,042, (iv) the sale of the Jackson County, Georgia cable television system by one unaffiliated cable television system operator to another for a sales price of $45,000,000 or a price per subscriber of $2,035,
(v) the sale of the Boone, North Carolina cable television system by one unaffiliated cable television system operator to another for a sales price of $35,000,000 or a price per subscriber of $1,852, (vi) the sale of the Mountain Brook, Alabama cable television system by one unaffiliated cable television system operator to another for a sales price of $62,000,000 or a price per subscriber of $2,680, and (vii) the sale of Harrington, Delaware cable television system by one unaffiliated cable television system operator to another for a sales price of $66,000,000 or a price per subscriber of $2,472. Bond & Pecaro determined that the average price per subscriber paid for the seven comparable cable television systems sales was approximately $2,145. As noted above, Bond & Pecaro's discounted cash flow model concluded that the Calvert County System's overall fair market value was $39,300,000. This $39,300,000 value reflects a price of approximately $2,146 per subscriber, which Bond & Pecaro judged to be consistent with prevailing subscriber multiples of comparable sales in 1997.

  A representative of Bond & Pecaro visited the Calvert County System and consulted with system management regarding market factors and system-specific issues that impacted the value of the system's tangible and intangible assets. Specific data provided by the system and the General Partner included historical audited financial statements, operating statistical summaries, system technical data, market demographic data and related materials. Other sources consulted in the preparation of the appraisal included industry factbooks, government publications and similar reference materials. Bond & Pecaro also relied upon information furnished by the Calvert County System's management relating to the age, condition and adequacy of the system's physical plant.

  As compensation for rendering an opinion as to the fair market value of the Calvert County System, the General Partner paid Bond & Pecaro a fee of $11,500. Such fee was not contingent upon the conclusions reached by Bond & Pecaro in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems owned and/or managed by the General Partner and its affiliates, Bond & Pecaro has received fees totaling $49,741 during the two years ended December 31, 1998.

 The Waller Appraisal

  Waller Capital Corporation ("Waller") is a firm specializing in financial services and asset appraisals for the telecommunications industry. Waller was selected by the General Partner to render an opinion as to the fair market value of the Calvert County System in light of its overall qualifications and because of the firm's good reputation in the cable television industry. No limitations were imposed with respect to the appraisals to be rendered by Waller. Waller has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. Neither Waller nor any of its representatives have any active or contemplated direct interest in the General Partner, in any of its managed partnerships or in any of its affiliates, except for incidental shareholdings in the General Partner, which is a publicly traded company.

  In arriving at its opinion as to the fair market value of the Calvert County System, Waller utilized audited and unaudited financial statements, visited the Calvert County System, met with the management of the General Partner to discuss the Calvert County System's business, current operations and prospects, analyzed published financial and operating information considered by Waller to be comparable or related to the Calvert County System, and made other financial studies, analyses and investigations as Waller deemed appropriate. Waller indicated in its report that the primary purpose of its valuation was to arrive at the fair market value of the Calvert County System, with fair market value defined as the amount at which a property would change hands between a willing buyer and a willing seller when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts. The valuation was determined on a cash-for-assets basis.

  Numerous elements, both quantitative and qualitative, were factored into Waller's valuation. Waller concluded that the Calvert County System has attractive demographics with, for example, average household income in the area served by the system being significantly higher than the national average. The firm further noted that the Calvert County area has experienced substantial growth in households, with the area's households expected to grow over 3.8 percent per year from 1998 to 2000. On the negative side, Waller noted the low housing density and the related high costs to build plant past new homes. Waller also concluded that the technical condition of the system at 350 Mhz capacity is not adequate and that any buyer would view this capacity as insufficient and would budget an extensive rebuild. Waller also noted that the local economy, while increasingly diversified, still is heavily dependent on the economy of Washington, D.C. and its government employers.

  The general methodology of Waller's appraisal was to evaluate the discounted cash flow stream generated by the Calvert County System over a ten-year period (1998 to 2007), applying all relevant market and economic factors. Waller's ten-year projections were prepared using information provided by the General Partner together with Waller's industry estimates. Waller developed its projections through on-sight due diligence, a review of the Calvert County System's 1998 operating budget prepared by the General Partner, other operating and subscriber data and projections and demographic data relating to the Calvert County System's service area. A sale was assumed to occur in the tenth year (2007) of the discounted cash flow model. The 8 times cash flow multiple reflected the long-term prospects for cash flow growth and the cash flow quality of the Calvert County System. The 8 times cash flow multiple also accounted for the presumed technical condition of the Calvert County System at 2007. The 8 times cash flow multiple was applied against the full tenth year cash flow. Waller's analysis utilized a discount rate of 13.9 percent derived from Waller's weighted average cost of capital ("WACC") model. The discount rate was commensurate with a probable buyer's capital structure, operating risk and other factors associated with the operations of the Calvert County System. The discount rate used was consistent with the WACCs for an average cable buyer, private or public, and adjusted for certain factors such as size, liquidity, leverage and risk associated with a typical cable system buyer. The cable companies used to generate the WACC model were Adelphia Communications Corporation, Comcast Corporation, Cox Communications, Century Communications Corp., Cablevision Systems Corporation, TCA Cable TV, Inc., Telecommunications, Inc., Time Warner and US West MediaOne Group.

  Like Strategis and Bond & Pecaro, Waller developed its discounted cash flow model based upon its own assumptions about the Calvert County System. Waller projected that homes passed growth would be approximately 2.4 percent per year over the ten year projection period, growing from 27,184 homes passed in 1998 to 33,286 homes passed in 2007. Waller projected that system plant miles would grow from 838 in 1998 to 1,000 in 2007. Waller concluded that subscriber growth would range from 1 percent to 4.7 percent in any particular year and that, as a result, subscribers would grow from 19,029 in 1998 to 23,300 in 2007. Waller projected growth in the number of pay units generally averaging
1 percent per year during the ten year projection period, with pay units increasing from 17,488 in 1998 to 19,507 in 2007. Waller also examined growth in rates charged to subscribers, concluding that basic service rates would grow from $28.00 in 1998 to $39.44 in 2007. Waller concluded that rates for pay programming would increase approximately 2 percent per year, with rates increasing from $7.35 in 1998 to $8.78 in 2007. Waller concluded that total system revenue would increase from $9,546,000 in 1998 to $15,969,000 in 2007, with growth in basic service revenues the primary reason for such increase. Waller also concluded that total operating expenses would grow from $4,953,000 in 1998 to $7,858,000 in 2007. Waller concluded that the Calvert County System's cash flow would grow from $4,593,000 in 1998 to $8,112,000 in 2007.

  Waller's analysis was further supported by comparable system sales. Waller examined specific transactions to determine if an appropriate multiple of cash flow could be derived from current market information. Waller examined multiples from announced and completed cable television transactions in 1997 and 1998, relying upon data from transactions executed by Waller, from Paul Kagan & Associates, Inc. and from general industry information sources. Waller acknowledged that comparable sales data is difficult to generalize from because of the variability of factors such as system size, growth prospects, penetration, location, demographics, technical system condition and franchise terms, which information often is not publicly available. Given these limitations, Waller is of the opinion that comparable sales data offers only an approximation of factors that help devise a fair market value and is used as a reasonableness test of the discounted cash flow approach to value.

  For its comparable system sales analysis, Waller examined transactions involving cable television systems of similar size and characteristics to the Calvert County System. Waller examined five transactions planned for

1998 and seven transactions that occurred in 1997. The five cable television system transactions examined by Waller from 1998 were: (i) the sale of the Toccoa, Georgia cable television system by one unaffiliated cable television system operator to another for a sales price of $93,000,000 or a price per subscriber of $1,710, (ii) the sale a Maryland/Delaware system by one unaffiliated cable television system operator to another for a sales price of $66,000,000 or a price per subscriber of $2,490, (iii) the sale of the Lichtfield, Connecticut cable television system by one unaffiliated cable television system operator to another for a sales price of $49,000,000 or a price per subscriber of $1,835, (iv) the sale of the Handcock, Maryland cable television system by one unaffiliated cable television system operator to another for a sales price of $24,000,000 or a price per subscriber of $1,476, and (v) the sale of the King George, Virginia cable television system by one cable television system operator to another for a sales price of $6,000,000 or a price per subscriber of $1,710. The seven 1997 cable television system transactions examined by Waller were: (i) the sale of the Boone, North Carolina cable television system by one unaffiliated cable television system operator to another for a sales price of $35,000,000 or a price per subscriber of $1,852, (ii) the sale of the Anderson, South Carolina cable television system by one unaffiliated cable television system operator to another for a sales price of $31,000,000 or a price per subscriber of $1,934, (iii) the sale of a Connecticut/New Hampshire cable television system by one unaffiliated cable television system operator to another for a sales price of $30,000,000 or a price per subscriber of $1,954, (iv) the sale of the Auburn, New York cable television system by one unaffiliated cable television system operator to another for a sales price of $28,000,000 or a price per subscriber of $1,679, (v) the sale of a cable television system serving Bartlesville, Oklahoma by one unaffiliated cable television system operator to another for a sales price of $28,000,000 or a price per subscriber of $1,679, (vi) the sale of the St. Mary's County, Maryland cable system by one unaffiliated cable television system operator to another for a sales price of $27,000,000 or a price per subscriber of $1,414 and (vii) the sale of the Shelbyville, Tennessee cable television system by one unaffiliated cable television system operator to another for a sales price of $20,000,000 or a price per subscriber of $1,726. Waller determined that the average price per subscriber paid for the comparable cable television system sales was approximately $1,798 to $1,927 and a cash flow multiple of 9.11 to 9.22. Waller concluded that this comparable sales analysis supported and validated Waller's discounted cash flow analysis, which resulted in an aggregate value for the Calvert County System of $1,886 per subscriber.

  Based on its various analyses and investigations of the Calvert County System, Waller concluded that the fair market value of the Calvert County System as of February 28, 1998 was $34,264,000.

  As compensation for rendering an opinion as to the fair market value of the Calvert County System, the General Partner paid Waller a fee of $15,000. Such fee was not contingent upon the conclusion reached by Waller in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems owned and/or managed by the General Partner, Waller has received fees totaling $71,770 during the two years ended December 31, 1998.

Costs of the Transaction

  The following is a reasonably itemized estimate of all expenses incurred or to be incurred in connection with the proposed sale of the Calvert County System, all of which will be paid by the General Partner, including without limitation the cost of soliciting the votes of the holders of limited partnership interests:

            Filing fees                      $ 7,878
            Legal fees                       $10,000
            Accounting fees                  $10,000
            Appraisal fees                   $39,000
            Printing costs                   $60,000
            Postage and miscellaneous costs  $20,000

                            PROPOSED SALE OF ASSETS

The Purchase and Sale Agreement

  Pursuant to the terms and conditions of a purchase and sale agreement dated as of June 29, 1998 (the "Purchase and Sale Agreement") by and between the Partnership as seller and Jones Communications of Maryland, Inc. as purchaser, the Partnership agreed to sell the Calvert County System to Jones Communications of Maryland, Inc., a Colorado corporation. Jones Communications of Maryland, Inc. is a wholly owned subsidiary of Jones Cable Holdings, Inc., which in turn is a wholly owned subsidiary of the General Partner. The purchaser intends to finance the acquisition of the Calvert County System using cash on hand and borrowings available under credit facilities among Jones Cable Holdings, Inc., as the borrower, and several lenders, including The Bank of Nova Scotia, NationsBank of Texas, N.A. and Societe Generale as the managing agents. The maximum amount available under the credit facilities is $600 million. One $300 million facility reduces quarterly beginning March 31, 2000 through the final maturity date of December 31, 2005. In October 1998, the purchaser borrowed $300 million under the lenders' other $300 million facility. The $300 million term loan is payable in semi-annual installments commencing June 30, 2001 with a final maturity date of December 31, 2005. Interest on amounts outstanding under the credit facilities varies from the "base rate," which generally approximates the prime rate, to the base rate plus 1/4 percent or LIBOR plus 1/2 percent to 1 1/4 percent depending on certain financial covenants. The effective interest rate on the $270,000,000 outstanding at September 30, 1998 was 6.00 percent. The credit facilities are secured by a pledge of the stock of all of the subsidiaries of the borrower.

  Based upon amounts estimated as of September 30, 1998, the aggregate cost of the acquisition of the Calvert County System to the purchaser, including working capital adjustments, will be approximately $39,356,961. Amounts borrowed by the purchaser to acquire the Calvert County System will be repaid from cash generated by the operations of the Calvert County System and other systems owned by Jones Cable Holdings, Inc. and from other sources of funds, including possible future refinancings.

  The closing of the sale will occur on a date upon which the Partnership and the purchaser mutually agree. It is currently anticipated that the closing will occur in April 1999. Because the closing is conditioned upon the approval of the limited partners of the Partnership, there can be no assurance that the proposed sale will occur. If all conditions precedent to the purchaser's obligation to close are not eventually satisfied or waived, the purchaser's obligation to purchase the Calvert County System will terminate.

The Calvert County System

  The assets to be acquired consist primarily of the real and personal, tangible and intangible assets of the Partnership's Calvert County System. The purchaser will purchase all of the tangible assets of the Calvert County System, including, among other things, the headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations, and furniture and fixtures of the Calvert County System. The purchaser also will acquire certain of the intangible assets of the Calvert County System, including, among other things, all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights of the Calvert County System. Also included in the sale are any parcels of real estate owned by the Calvert County System, the subscriber accounts receivable of the Calvert County System and all of the Calvert County System's engineering records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. Certain of the Calvert County System's assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, certain insurance policies and rights and claims thereunder, and any federal or state income tax refunds to which the Partnership may be entitled.

Sales Price

  Subject to the customary working capital closing adjustments described below, the sales price for the Calvert County System is $39,388,667. The sales price will be reduced by any accounts payable and accrued expenses and vehicle lease obligations existing on the closing date. The sales price will be increased by any accounts receivable existing on the closing date. The sales price for the Calvert County System also will be adjusted as of the closing date with respect to all items of income and expense associated with the operation of the Calvert County System. This adjustment will reflect, in accordance with generally accepted accounting principles, that all expenses and income attributable to the period on or after the closing date are for the account of the purchaser and those prior to the closing date are for the account of the seller. While these adjustments may have the effect of increasing or decreasing the sales price, any adjustment is not expected to be material. Please see Note 5 of the Notes to Unaudited Pro Forma Consolidated Financial Statements for a detailed accounting of the estimated closing adjustments.

Conditions to Closing

  The purchaser's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) the Partnership shall have obtained all material consents and approvals from governmental authorities and third parties with whom the Partnership has contracted that are necessary for the transfer of the Calvert County System, (b) all representations and warranties of the Partnership shall be true and correct in all material respects as of the closing date and (c) termination or expiration of the statutory waiting period applicable to the Purchase and Sale Agreement and the transactions contemplated thereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). All material conditions to the purchaser's obligations under the Purchase and Sale Agreement have been satisfied.

  The Partnership's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) the receipt of the purchase price for the Calvert County System and (b) the limited partners of the Partnership shall have approved the sale of the Calvert County System to the purchaser on the terms and conditions of the Purchase and Sale Agreement.

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the 1999 federal and state income tax consequences to the Partnership and to its partners arising from the proposed 1999 sale of the Calvert County System as well as from the proposed 1999 sales of the Buffalo System and the Naperville System. These tax consequences are expected to be incurred in 1999, the year in which the sales are expected to close. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual and projected information and should not be considered tax advice.

Partnership Allocation of Gain from Sale

  Section 5.4 of the Partnership Agreement specifies that Partnership cash distributions of cable television system net sale proceeds shall be allocated 100 percent to limited partners until they have received a return in an amount equal to 125 percent of their initial capital contributions and thereafter such distributions will be made 75 percent to the limited partners and 25 percent to the General Partner.

  The gain from the sales of the cable systems in 1999 will be allocated in accordance with Section 5.3 of the Partnership Agreement. This allocation methodology follows the underlying economic gain of the partners and hence satisfies the "substantial economic effect" test enacted in Internal Revenue Code ("IRC") Section 704(b) regarding special partnership allocations.

  Application of the allocation provisions of Section 5.3 ensures that the limited partners' net sum of allocable partnership loss and income during the Partnership's life will equal the net economic gain or loss realized from their investment in the Partnership. The estimated allocable limited partner income from the sales reported below incorporates the application of the special partnership allocation rules of Section 5.3.

Historical Partnership Losses and Tax Benefits

  The Tax Reform Act of 1986 enacted a limitation on a limited partner's ability to currently deduct allocable partnership losses, which were deemed to be passive losses. The law phased in the disallowance of passive loss deductions until 1994, when no passive losses were allowable except to the extent of passive income or a disposition of the passive activity. To the extent the losses were deductible under the passive loss limitation rules, limited partners enjoyed an income tax benefit from annual partnership loss allocations. By the expected date of the sales in 1999, most of the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, original limited partners of the Partnership will have received $3,110,654 ($39 per $1,000 invested) of tax benefits from historical Partnership losses.

  Allocable Partnership losses which were not currently deductible because of the passive loss limitation rules were carried forward to future years when the Partnership or the limited partner incurred passive income. All historical Partnership passive loss carryforwards should have been completely utilized in 1997 and 1998 when the Partnership's Turnersville System, Central Illinois System and Broward County System were sold, respectively. Accordingly, the General Partner does not anticipate that any Partnership-generated passive loss carryforwards will be available to offset allocable income from the proposed 1999 cable system sales.

Projected 1999 Tax Results

   The sale of the three cable systems in 1999 will result in a gain allocation to the limited partners of $62,925,830 ($786 per $1,000 invested). The General Partner estimates that $53,079,708 ($663 per $1,000 invested) will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. The remainder of the gain, $9,846,122 ($123 per $1,000 invested) will be treated as long term capital gain under IRC Section 1231. The General Partner does not anticipate that limited partners will have any Partnership generated passive loss carryforwards to offset any of the 1999 allocable gains.

  The separate gains originating from each cable system sale are detailed below.

The Calvert County System Sale

  The proposed April 1999 sale of the Calvert County System will generate taxable gain that will be allocable to the limited partners in an amount approximating $33,658,973 ($421 per $1,000 invested). The General Partner estimates that $28,491,356 ($356 per $1,000 invested) will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. The remainder of the gain, $5,167,617 ($65 per $1,000 invested), will be treated as long term capital gain under IRC Section 1231.

The Buffalo System Sale

  The proposed March 1999 sale of the Buffalo System will generate taxable gain that will be allocable to the limited partners in an amount approximating $20,395,216 ($254 per $1,000 invested). The General Partner estimates that $15,716,711 ($196 per $1,000 invested) will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. The remainder of the gain, $4,678,505 ($58 per $1,000 invested), will be treated as long term capital gain under IRC Section 1231.

The Naperville System Sale

  The proposed March 1999 sale of the Naperville System will generate taxable gain that will be allocable to the limited partners in an amount approximating $8,871,641 ($111 per $1,000 invested). The General Partner estimates that all of the gain will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. It is not anticipated that any of the allocable gain will be treated as long term capital gain under IRC Section 1231.

Syndication Costs

  Syndication costs represent the sales commissions paid by limited partners on their purchase of the limited partnership interests and other allocable costs associated with forming the Partnership. These costs were capitalized on the Partnership books and are reflected in the limited partners' capital account balance. If the liquidation of the Partnership is completed as expected in 1999, the syndication costs can be deducted by the limited partners of the Partnership as a long term capital loss under IRC Section 731 on their 1999 income tax returns. Limited partners will have a positive ending capital balance on their final Form 1065, Schedule K-1 which represents their allocable syndication costs. The Partnership has syndication costs of $11,000,000 ($138 per $1,000 invested) that will be deductible by limited partners.

Secondary Market Purchasers

  Limited partners that have recently acquired their partnership interests in the limited partnership secondary market or through tender offers will have allocable income from the cable system sales in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased. However, the new investor will not have the prior investors' passive loss carryforwards (if any) or tax basis in the Partnership.

  Newer investors in the Partnership will likely have a greater reportable net taxable income from the system sales than investors who have held their partnership interests for a longer period of time. Also, recent investors will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be deductible as a long term capital loss under IRC Section 731 in a manner similar to the Partnership syndication costs discussed above.

Federal Tax Withholding on Sale Proceeds

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a federal withholding tax on their share of the Partnership's income from the system sales. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign persons will receive a credit on their 1999 U.S. tax return for the amount of the tax withheld by the Partnership. The withheld tax will be treated as a distribution to the foreign limited partners on their 1999 Schedule K-1.

State Tax Withholding on Sale Proceeds

  The 1999 sale of the Buffalo System will require all limited partners to report their Minnesota allocable taxable income to the State of Minnesota. The state laws of Minnesota impose requirements on the General Partner to withhold
8.5 percent of each non-resident individual partner's allocable Minnesota income without consideration of loss carryforwards. This withholding requirement does not apply to tax exempt entities such as trusts and Individual Retirement Accounts (IRAs).

  The 1999 sale of the Calvert County System will require all limited partners to report their Maryland allocable taxable income to the State of Maryland. The state laws of Maryland impose requirements on the General Partner to withhold 5 percent of each non-resident individual partner's allocable Maryland income without consideration of loss carryforwards. This withholding requirement does not apply to tax exempt entities such as trusts and Individual Retirement Accounts (IRAs).

  Limited partners are required to file non-resident state tax returns in the above-referenced states to compute the appropriate state tax liability. Documentation of withheld taxes will be reported on state specified forms to limited partners in January 2000. The General Partner anticipates that most partners will likely receive a partial refund from this reporting process. As a service to limited partners, the General Partner will provide reporting instructions and blank state income tax forms to affected limited partners with the annual tax reporting package.

Federal Income Tax Reporting by Tax Exempt Entities

  The 1999 Partnership cable system sales will generate Unrelated Business Taxable Income (UBTI) to tax exempt entities, which will require the filing of Form 990-T. Although many trust administrators complete the required tax returns, responsibility for completion of the Form 990-T ultimately rests with the beneficiaries of trusts, IRAs and other tax exempt entities. Because this is an area in which there is a variance of policy among trust administrators, each limited partner who is a beneficiary is advised to confirm with his or her trust administrator that this filing requirement will be fulfilled.

                   CERTAIN INFORMATION ABOUT THE PARTNERSHIP
                            AND THE GENERAL PARTNER

  The General Partner acquires, develops and operates cable television systems for itself and for its managed limited partnerships. Based on the number of basic subscribers served by the General Partner's owned and managed cable television systems, the General Partner is one of the ten largest cable television system operators in the United States serving in excess of one million basic subscribers. The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a World Wide Web site that contains reports, proxy statements and information statements of registrants (including the Partnership) that file electronically with the Commission at http://www.sec.gov. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership, which is expected to occur before the end of 1999.

  The General Partner also is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other financial information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Information, as of particular dates, concerning the General Partner's directors and officers, their compensation, options granted to them, the principal holders of the General Partner's securities and any material interest of such persons in transactions with the General Partner is required to be disclosed in certain documents filed with the Commission. Such reports, proxy statements and other information may be inspected at the above-listed public reference facilities maintained by the Commission and at the Commission's World Wide Web site. Copies of such materials may be obtained upon payment of the Commission's prescribed charges by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

  The name, business address and principal occupation and employment for the past five years of each of the directors and executive officers of the General Partner are set forth in Schedule 1 to this Proxy Statement. To the best knowledge of any of the persons listed on Schedule 1 hereto, except as disclosed on such schedule, no persons listed on such schedule beneficially own any limited partnership interests in the Partnership.

  Except as disclosed herein, neither the General Partner nor, to the best of its knowledge, any of the persons listed on Schedule 1 hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any limited partnership interest of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any of such interests, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.

                      CERTAIN RELATED PARTY TRANSACTIONS

  The General Partner and its affiliates engage in certain transactions with the Partnership. The General Partner believes that the terms of such transactions are generally as favorable as could be obtained by the Partnership from unaffiliated parties. This determination has been made by the General Partner in good faith, but none of the terms were or will be negotiated at arm's-length and there can be no assurance that the terms of such transactions have been or will be as favorable as those that could have been obtained by the Partnership from unaffiliated parties.

  The purchase price for the Calvert County System was determined in accordance with the provisions of the Partnership Agreement but the proposed sale of the Calvert County System by the Partnership to one of the General Partner's subsidiaries was not negotiated at arm's-length and thus there can be no assurance that the terms of such transaction have been or will be as favorable as those that could have been obtained by the Partnership from an unaffiliated purchaser.

  The General Partner charges the Partnership a management fee relating to the General Partner's management of the Partnership's cable television systems, and the Partnership reimburses the General Partner for certain allocated overhead and administrative expenses in accordance with the terms of the Partnership Agreement. These expenses consist primarily of salaries and benefits paid to corporate personnel, rent, data processing services and other facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Partnership. Allocations of personnel costs are based primarily on actual time spent by employees of the General Partner with respect to cable television systems managed. Systems owned by the General Partner and its subsidiaries and all other systems owned by partnerships for which Jones Intercable, Inc. or one of its subsidiaries is the general partner are also allocated a proportionate share of these expenses. No duplicate management or other fees or reimbursements are charged to the Partnership.

  The General Partner from time to time also advances funds to the Partnership and charges interest on the balances payable by the Partnership. The interest rate charged the Partnership approximates the General Partner's weighted average cost of borrowing.

  Knowledge TV, Inc. is an affiliate of the General Partner that owns and operates Knowledge TV, a network that provides programming related to computers and technology; business, careers and finance; health and wellness; and global culture and languages. Knowledge TV, Inc. sells its programming to the cable television systems owned by the Partnership.

  Jones Computer Network, Ltd., an affiliate of the General Partner, operated the television network Jones Computer Network. This network provided programming focused primarily on computers and technology. Jones Computer Network sold its programming to the cable television systems owned by the Partnership. Jones Computer Network terminated its programming in April 1997.

  The Great American Country network provides country music video programming to the cable television systems owned by the Partnership. This network is owned and operated by Great American Country, Inc., a subsidiary of Jones International Networks, Ltd., an affiliate of the General Partner.

  Jones Galactic Radio, Inc. is a company owned by Jones International Networks, Ltd., an affiliate of the General Partner, Superaudio, a joint venture between Jones Galactic Radio, Inc. and an unaffiliated entity, provides satellite programming to the cable television systems owned by the Partnership.

  The Product Information Network Venture (the "PIN Venture") is a venture among a subsidiary of Jones International Networks, Ltd., an affiliate of the General Partner, and two unaffiliated cable system operators. The PIN Venture operates the Product Information Network ("PIN"), which is a 24-hour network that airs long-form advertising generally known as "infomercials." The PIN Venture generally makes incentive payments of approximately 60 percent of its net advertising revenue to the cable systems that carry its programming. The Partnership's systems carry PIN for all or part of each day. Revenues received by the Partnership from the PIN Venture relating to the Partnership's owned cable television systems totaled $49,935 for the nine months ended September 30, 1998 and $80,297 for the year ended December 31, 1997.

  The programming fees paid by the Partnership to Knowledge TV, Inc., Jones Computer Network, Ltd., Great American Country and Superaudio (collectively, the "affiliated programming providers") are governed by the terms of the various master programming agreements entered into by and between the General Partner and each of the affiliated programming providers. Generally, with respect to most video programming services, cable operators pay to programmers a monthly license fee per subscriber that is based on a number of factors, including the perceived value of the programming, the size of the cable operator and the level of distribution of the programming service within the cable operator's systems and the other terms and conditions under which the programming is provided. The General Partner negotiates master programming agreements with each programming network distributed on any of its owned or managed cable systems. The Partnership pays the same per subscriber rate for all of its programming, including the programming provided by affiliates of the General Partner, as the General Partner pays for the programming it provides on cable television systems that it owns itself, i.e., the General Partner does not receive any markup for programming provided to the Partnership under its master programming agreements. The master programming agreements entered into by and between the General Partner and the affiliated programming providers were negotiated by officers of the General Partner with representatives of the affiliated programming providers. Although the General Partner does not profit from its programming arrangements with the Partnership, the affiliated programming providers do receive revenue by providing programming to the Partnership.

  The charges to the Partnership for related party transactions were as follows for the periods indicated:

                                    For the
                                  nine months
                                     ended             For the year ended
                               September 30, 1998         December 31,
                               ------------------ -----------------------------
                                                    1997      1996      1995
                                                  --------- --------- ---------
Management fees...............       871,694      1,332,112 2,390,436 2,204,740
Allocation of expenses........     1,024,098      1,526,293 3,162,115 3,170,917
Interest expense..............        91,636          2,783   250,004    23,107
Amount of notes and advances
 outstanding..................             0        489,313   352,232   887,215
Highest amount of notes and
 advances outstanding.........       489,313        489,313 3,453,993   887,215
Programming fees:
  Knowledge TV, Inc. .........        30,554         46,123    71,736    61,431
  Jones Computer Network,
   Ltd. ......................             0         22,173    61,374    65,248
  Great American Country......        22,264         28,314    35,100         0
  Superaudio..................        28,387         40,647    63,513    54,644

                USE OF PROCEEDS FROM CALVERT COUNTY SYSTEM SALE

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Calvert County System. All of the following selected financial information is based upon amounts as of September 30, 1998 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the Calvert County System is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Calvert County System and the transaction is closed, the Partnership will distribute the net sale proceeds to its partners of record as of the closing date of the sale of the Calvert County System. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Calvert County System............... $39,388,667
   Add:Cash on Hand................................................      86,621
   Less:Estimated Net Closing Adjustments..........................     (31,706)
   General Partner Advances........................................    (103,582)
                                                                    -----------
        Cash Available for Distribution by the Partnership......... $39,340,000
                                                                    ===========
        Limited Partners' Share.................................... $34,203,233
                                                                    ===========
        General Partner's Share.................................... $ 5,136,767
                                                                    ===========

  The Partnership is a party to a $27,700,000 revolving credit facility, of which $23,950,000 was outstanding at September 30, 1998. The revolving credit facility expires on September 30, 2000, at which time the then-outstanding balance is payable in full. The revolving credit facility requires that one-half of the proceeds from the next Partnership system sale be used to reduce amounts outstanding and that the credit facility be repaid in full on the second system sale. Based on the current expected order of system sale closings, the Partnership will repay approximately $11,500,000 upon the closing of the sale of the Naperville System, which is expected to occur in the first quarter of 1999. The remaining balance will be repaid upon the sale of the Buffalo System, which also is expected to occur in the first quarter of 1999. Interest on the revolving credit facility's outstanding balance is at the Partnership's option of the London Interbank Offered Rate plus 1.125 percent, the Certificate of Deposit Rate plus 1.25 percent or the Base Rate plus .125 percent. The effective interest rate on amounts outstanding as of September 30, 1998 was 6.67 percent.

  Based upon financial information available at September 30, 1998, below is an estimate of all cash distributions (excluding escrowed proceeds) that will have been made to limited partners after the distributions of the proceeds from the three pending system sales are completed.

   Summary of Estimated Cash Distributions to Limited Partners:
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1997 Sale of the Partnership's Turnersville,
    New Jersey System.............................................  $ 25,000,000
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1997 Sale of the Partnership's Central Illinois
    System .......................................................     9,547,500
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1998 Sale of the Venture's Broward System .....    25,484,569
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1999 Sale of the Partnership's Naperville Sys-
    tem ..........................................................     9,130,000
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1999 Sale of the Partnership's Buffalo System
    ..............................................................    12,045,000
   Return of 125 percent of the Limited Partners' Initial Capital
    on the 1999 Sale of the Partnership's Calvert County System...    18,792,931
   Limited Partners' Share of Residual Proceeds on the 1999 Sale
    of the Partnership's Calvert County System....................    15,410,302
                                                                    ------------
   Total Estimated Cash Received by Limited Partners..............  $115,410,302
                                                                    ============
   Total Cash Received per $1,000 of Limited Partnership Capital..  $      1,442
                                                                    ============
   Total Cash Received per $500 Limited Partnership Interest......  $        721
                                                                    ============

  Based on financial information available at September 30, 1998, the following table presents the estimated results of the Partnership when it has completed the sale of the Calvert County System:

   Dollar Amount Raised......................................... $ 80,000,000
   Number of Cable Television Systems Purchased Directly........         Five
   Number of Cable Television Systems Purchased Indirectly......          One
   Date of Closing of Offering..................................  August 1987
   Date of First Sale of Properties............................. January 1997
   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations........................................ $     (1,236)
       --from recapture......................................... $      1,373
       Capital Gain (Loss)...................................... $        309
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income...................................... $        442
       --return of capital...................................... $      1,000
       Source (on cash basis)
       --sales.................................................. $      1,442

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                          OF CABLE TV FUND 14-A, LTD.

  The following unaudited pro forma balance sheet assumes that as of September 30, 1998, the Partnership had sold the Calvert County System for $39,388,667, the Buffalo System for $26,605,000 and the Naperville System for $23,000,000. The funds available to the Partnership from the Calvert County System's sale, adjusting for the estimated net closing adjustments of the Calvert County System, are expected to total approximately $39,356,961. Such funds will be used to settle working capital adjustments, and then the balance remaining will be distributed to the Partnership's partners of record as of the closing date of the sale of the Calvert County System. As a result of the sale of the Calvert County System, the limited partners of the Partnership will receive $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership. As a result of the sale of the Buffalo System, the limited partners of the Partnership will receive $75 for each $500 limited partnership interest, or $150 for each $1,000 invested in the Partnership. As a result of the sale of the Naperville System, the limited partners of the Partnership will receive $57 for each $500 limited partnership interest, or $114 for each $1,000 invested in the Partnership. Taking into account the distributions to the limited partners of the Partnership that have been made from all of the prior cable television system sales by the Venture and the Partnership and the anticipated distribution to limited partners from the pending sales of the Calvert County System, the Buffalo System and the Naperville System (excluding escrowed proceeds), the General Partner expects that the Partnership's limited partners will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership, at the time the Partnership is liquidated and dissolved. This estimated total return to the limited partners of $1,442 per $1,000 invested in the Partnership represents an average annual rate of return of approximately 3.2 percent.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF SEPTEMBER 30, 1998 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 14-A, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               September 30, 1998

                                                       Pro Forma     Pro Forma
                                         As Reported  Adjustments     Balance
                                         -----------  ------------  -----------
ASSETS
Cash and Cash Equivalents............... $   329,891  $ 33,873,342  $34,203,233
Trade Receivables, net..................     444,931      (444,931)        --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net....  35,329,501   (35,329,501)        --
  Franchise costs and other intangibles,
   net..................................   1,771,163    (1,771,163)        --
                                         -----------  ------------  -----------
    Total investment in cable television
     properties.........................  37,100,664   (37,100,664)        --
Deposits, Prepaid Expenses and Deferred
 Charges................................   1,692,926    (1,692,926)        --
                                         -----------  ------------  -----------
Total Assets............................ $39,568,412  $ (5,365,179) $34,203,233
                                         ===========  ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt.................................. $24,345,178  $(24,345,178) $      --
  Trade accounts payable and accrued
   liabilities..........................   1,995,420    (1,995,420)        --
  Subscriber prepayments................     123,154      (123,154)        --
  Accrued distribution to limited
   partners.............................        --      34,203,233   34,203,233
                                         -----------  ------------  -----------
    Total Liabilities...................  26,463,752     7,739,481   34,203,233
                                         -----------  ------------  -----------
Partners' Capital:
  General Partner.......................     (12,839)       12,839         --
  Limited Partners......................  13,117,499   (13,117,499)        --
                                         -----------  ------------  -----------
    Total Partners' Capital.............  13,104,660   (13,104,660)        --
                                         -----------  ------------  -----------
  Total Liabilities and Partners'
   Capital.............................. $39,568,412  $  5,365,179  $34,203,233
                                         ===========  ============  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                            CABLE TV FUND 14-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1997

                                                       Pro Forma     Pro Forma
                                         As Reported  Adjustments     Balance
                                         -----------  ------------  -----------
REVENUES................................ $26,642,247  $(26,642,247) $       --
COSTS AND EXPENSES:
  Operating expenses....................  16,385,590   (16,385,590)         --
  Management fees and allocated overhead
   from
   the General Partner..................   2,858,405    (2,858,405)         --
  Depreciation and amortization.........  10,111,635   (10,111,635)         --
                                         -----------  ------------  -----------
OPERATING LOSS..........................  (2,713,383)    2,713,383          --
                                         -----------  ------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense......................  (1,923,226)    1,923,226          --
  Gain on sale of cable television
   systems..............................  69,973,972   (69,973,972)         --
  Other, net............................  (1,976,233)    1,976,233          --
                                         -----------  ------------  -----------
    Total other income (expense), net...  66,074,513   (66,074,513)         --
                                         -----------  ------------  -----------
INCOME BEFORE EQUITY IN NET LOSS OF
 CABLE TELEVISION JOINT VENTURE.........  63,361,130   (63,361,130)         --
EQUITY IN NET LOSS OF CABLE TELEVISION
 JOINT VENTURE..........................    (626,089)      626,089          --
                                         -----------  ------------  -----------
NET INCOME.............................. $62,735,041  $(62,735,041) $       --
                                         ===========  ============  ===========
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST............................... $    387.70                $       --
                                         ===========                ===========



   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                            CABLE TV FUND 14-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1998

                                                          Pro Forma    Pro Forma
                                           As Reported   Adjustments    Balance
                                           ------------  ------------  ---------
REVENUES.................................  $17,433,880   $(17,433,880)   $--
COSTS AND EXPENSES:
  Operating expenses.....................    11,152,221   (11,152,221)    --
  Management fees and allocated overhead
   from
   the General Partner...................     1,895,792    (1,895,792)    --
  Depreciation and amortization..........     6,354,958    (6,354,958)    --
                                           ------------  ------------    -----
OPERATING LOSS...........................    (1,969,091)    1,969,091     --
                                           ------------  ------------    -----
OTHER INCOME (EXPENSE):                                                   --
  Interest expense.......................    (1,250,737)    1,250,737     --
  Other, net.............................        14,271       (14,271)    --
                                           ------------  ------------    -----
    Total other income (expense), net....    (1,236,466)    1,236,466     --
                                           ------------  ------------    -----
LOSS BEFORE EQUITY IN NET INCOME OF CABLE
 TELEVISION JOINT VENTURE................    (3,205,557)    3,205,557     --
EQUITY IN NET INCOME OF CABLE TELEVISION
 JOINT VENTURE...........................    22,599,271   (22,599,271)    --
                                           ------------  ------------    -----
NET INCOME...............................   $19,393,714  $(19,393,714)   $--
                                           ============  ============    =====
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST................................  $     120.84                  $--
                                           ============                  =====



   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                           CABLE TV FUND 14-A, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the Calvert County System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet of the Partnership assumes that the Partnership had sold the Calvert County System, the Buffalo System and the Naperville System as of September 30, 1998. The unaudited pro forma statements of operations of the Partnership assume that the Venture had sold the Broward System and the Partnership had sold the Central Illinois System, the Turnersville System, the Calvert County System, the Buffalo System and the Naperville System as of January 1, 1997.

  3) The net proceeds from the sale of the Calvert County System will be distributed to the partners of the Partnership. The limited partners' distribution of $34,203,233 represents $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership.

  4) The estimated gain recognized from the sale of the Calvert County System and corresponding estimated distribution to limited partners as of September 30, 1998 has been computed as follows:

Gain on Sale of Assets:

Contract sales price.............................................. $39,388,667
Less: Net book value of investment in cable television properties at September 30, 1998....................................... (11,785,758)
                                                                   -----------
Gain on sale of assets............................................ $27,602,909
                                                                   ===========
Distribution to Partners:
Contract sales price.............................................. $39,388,667
Working Capital Adjustment:
Add:Trade receivables, net........................................     187,731
Prepaid expenses..................................................     119,850
Less:Accrued liabilities..........................................    (305,588)
Subscriber prepayments............................................     (33,699)
                                                                   -----------
Adjusted cash received............................................  39,356,961
Add: Cash on hand.................................................      86,621
Less:Repayment of General Partner Advances........................    (103,582)
                                                                   -----------
Cash available for distribution by the Partnership................ $39,340,000
                                                                   ===========
Limited partners' share........................................... $34,203,233
                                                                   ===========
General Partner's share........................................... $ 5,136,767
                                                                   ===========

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998 are being mailed to the limited partners of the Partnership together with this Proxy Statement. Copies of the three independent appraisals of the fair market value of the Calvert County System and copies of the Purchase and Sale Agreement between the Partnership and the General Partner have been publicly filed with the Securities and Exchange Commission and may be inspected at the Commission's public reference facilities and at its World Wide Web site, and such documents also are available to each limited partner of the Partnership upon written request to Elizabeth M. Steele, Secretary, Jones Intercable, Inc., 9697 East Mineral Avenue, Englewood, Colorado 80112. Copies of these documents will be provided at the expense of the requesting limited partner.

  A Rule 13e-3 Transaction Statement furnishing certain additional information with respect to the transaction described herein has been jointly filed by the Partnership and the General Partner with the Securities and Exchange Commission. This document may be inspected at the Commission's public reference facilities and at its World Wide Web site.

                          INCORPORATION BY REFERENCE

  The following documents, which have been filed by the Partnership with the Securities and Exchange Commission pursuant to the requirements of the Exchange Act are hereby incorporated by reference: (i) the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) the Partnership's Current Report on Form 8-K dated April 8, 1998, (iii) the Partnership's Current Report on Form 8-K dated June 29, 1998, (iv) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, (v) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 and (vi) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998.

                                                                     Schedule 1

            EXECUTIVE OFFICERS AND DIRECTORS OF THE GENERAL PARTNER

  Set forth below is the name, residence or business address, present principal occupation or employment and five-year employment history of the executive officers and directors of the General Partner. Also set forth is the aggregate number of limited partnership interests of the Partnership beneficially owned by each such person. The present principal occupation of each executive officer of the General Partner is as an executive officer of the General Partner. The Partnership has no officers or employees. All persons listed except for Messrs. Fridman, Kearney and Vanaselja are citizens of the United States. Messrs. Fridman, Kearney and Vanaselja are citizens of Canada.

                                                                            Aggregate Number
                                                                               of Limited
                                                                          Partnership Interests
    Name and Address                 Occupation or Employment              Beneficially Owned
    ----------------                 ------------------------             ---------------------
Glenn R. Jones           Mr. Jones has served as Chairman of the Board of           0
c/o Jones Intercable,     Directors and Chief Executive Officer of the
Inc. 9697 E. Mineral      General Partner since its formation in 1970. He
Avenue Englewood, CO      served as President of the General Partner from
80112                     1984 to 1988. Mr. Jones has been involved in
                          the cable television business in various
                          capacities since 1961.

Robert E. Cole           Mr. Cole was appointed a Director of the General           0
c/o Jones Intercable,     Partner in March 1996. Mr. Cole is currently
Inc.                      self-employed as a partner of First Variable
9697 E. Mineral Avenue    Insurance Marketing and is responsible for
Englewood, CO 80112       marketing to National Association of Securities
                          Dealers, Inc. firms in northern California,
                          Oregon, Washington and Alaska. From 1993 to
                          1995, Mr. Cole was the director of marketing
                          for Lamar Life Insurance Company; from 1992 to
                          1993, Mr. Cole was senior vice president of PMI
                          Inc., a third party lender serving the special
                          needs of corporate owned life insurance (COLI);
                          and from 1988 to 1992, Mr. Cole was the
                          principal of a specialty investment banking
                          firm that provided services to finance the
                          ownership and growth of emerging companies,
                          productive assets and real property.

Kevin P. Coyle           Mr. Coyle, Group Vice President/Finance of the             0
c/o Jones Intercable,     General Partner, has been the General Partner's
Inc. 9697 E. Mineral      Chief Financial Officer since 1990. Mr. Coyle
Avenue Englewood, CO      has been an associate of the finance department
80112                     of the General Partner since 1981.

William E. Frenzel       Mr. Frenzel was appointed a Director of the                0
1775 Massachusetts        General Partner in April 1995. He has been a
Avenue, NW                Guest Scholar since 1991 with the Brookings
Washington, DC 20036      Institution, a research organization located in
                          Washington, DC. Until his retirement in January
                          1991, Mr. Frenzel served for twenty years in
                          the United States House of Representatives.

                                                                                 Aggregate Number
                                                                                    of Limited
                                                                               Partnership Interests
      Name and Address                    Occupation or Employment              Beneficially Owned
      ----------------                    ------------------------             ---------------------
Josef J. Fridman              Mr. Fridman was appointed a director of the                0
c/o BCI Telecom Holding Inc.   General Partner in February 1998. He is senior
1000 rue de la                 vice-president, law and corporate secretary of
Gauchetiere Bureau 1100        BCE Inc. Mr. Fridman joined Bell Canada, a
Montreal (PQ)                  wholly owned subsidiary of BCE Inc., in 1969,
Canada H3B 4Y8                 and he has held increasingly senior positions
                               with Bell Canada and BCE Inc. since such time.
                               He has held his current position since 1991.

Donald L. Jacobs              Mr. Jacobs was appointed a Director of the                 0
60435 Tekampe Road             General Partner in April 1995. Mr. Jacobs is a
Bend, OR 97702                 retired executive officer of TRW. Prior to his
                               retirement in 1992, he was Vice President and
                               Deputy Manager of the Space and Defense Sector;
                               prior to that appointment, he was the Vice
                               President and General Manager of the Defense
                               Systems Group; and prior to that appointment,
                               he was President of ESL, Inc., a subsidiary of
                               TRW.

Larry Kaschinske              Mr. Kaschinske has been the Controller and Chief           0
c/o Jones Intercable,          Accounting Officer of the General Partner since
Inc. 9697 E. Mineral           1994. Mr. Kaschinske has been an associate of
Avenue Englewood, CO           the finance department of the General Partner
80112                          since 1984.

Robert Kearney                Mr. Kearney was appointed a Director of the                0
c/o BCI Telecom Holding        General Partner in July 1997. Mr. Kearney is a
Inc.                           retired executive officer of Bell Canada. Prior
1000 rue de la                 to his retirement in December 1993, Mr. Kearney
Gauchetiere                    was the President and Chief Executive Officer
Bureau 1100                    of Bell Canada. He served as Chairman of BCE
Montreal (PQ)                  Canadian Telecom Group in 1994 and as Deputy
Canada H3B 4Y8                 Chairman of BCI Management Limited in 1995.

James J. Krejci               Mr. Krejci has been a Director of the General              0
3100 Arapahoe Avenue           Partner since 1987. Mr. Krejci is President and
Boulder, CO 80303              CEO of Imagelink Technologies, Inc., a
                               privately financed company with leading
                               technology in the desktop or personal computer
                               videoconferencing market. Prior to joining
                               Imagelink Technologies in July 1996, he was the
                               President of the International Division of
                               International Gaming Technology headquartered
                               in Reno, Nevada. Prior to joining International
                               Gaming Technology in May 1994, Mr. Krejci had
                               been a Group Vice President of the General
                               Partner since 1987.

James B. O'Brien              Mr. O'Brien has been President and a Director of           0
c/o Jones Intercable,          the General Partner since 1989 and a member of
Inc.                           the Executive Committee of the General
9697 E. Mineral Avenue         Partner's Board of Directors since 1993.
Englewood, CO 80112            Mr. O'Brien has been with the General Partner
                               since 1982 in various operational management
                               positions.

                                                                            Aggregate Number
                                                                               of Limited
                                                                          Partnership Interests
    Name and Address                 Occupation or Employment              Beneficially Owned
    ----------------                 ------------------------             ---------------------
Raphael M. Solot         Mr. Solot was appointed a Director of the                  0
501 South Cherry Street   General Partner in March 1996. Mr. Solot is an
Denver, CO 80222          attorney in private practice. He has practiced
                          law for 34 years with an emphasis on franchise,
                          corporate and partnership law and complex
                          litigation.

Elizabeth M. Steele      Ms. Steele joined the General Partner in 1987 as           0
c/o Jones Intercable,     Vice President/General Counsel and Secretary.
Inc.                      Prior to that time, Ms. Steele was a partner at
9697 E. Mineral Avenue    Davis, Graham & Stubbs, a Denver, Colorado law
Englewood, CO 80112       firm that serves as counsel to the General
                          Partner.

Howard O. Thrall         Mr. Thrall was appointed a director of the                 0
c/o Jones Intercable,     General Partner in March 1996 and he had
Inc.                      previously served as a director of the General
9697 E. Mineral Avenue    Partner from December 1988 to December 1994.
Englewood, CO 80112       Mr. Thrall is now a management and
                          international marketing consultant. From
                          September 1993 through July 1996, Mr. Thrall
                          served as Vice President of Sales, Asian
                          Region, for World Airways, Inc. From 1984 until
                          August 1993, Mr. Thrall was with the McDonnell
                          Douglas Corporation, where he was a Regional
                          Vice President, Commercial Marketing with the
                          Douglas Aircraft Company subsidiary.

Siim A. Vanaselja        Mr. Vanaselja was appointed a Director of the              0
c/o BCI Telecom Holding   General Partner in August 1996. Mr. Vanaselja
Inc.                      joined BCE Inc., Canada's largest
1000 rue de la            telecommunications company, in February 1994
Gauchetiere               and he has served in various capacities with
Bureau 1100               that company and its subsidiaries since that
Montreal (PQ)             time. He currently serves as Executive Vice
Canada H3B 4Y8            President and Chief Financial Officer of Bell
                          Canada International Inc. and Vice President of
                          BCI Telecom Holding Inc., BCE Inc.
                          subsidiaries. Prior to joining BCE Inc., Mr.
                          Vanaselja was a partner in the Toronto office
                          of KPMG Peat Marwick Thorne.

Ruth E. Warren           Ms. Warren has been Group Vice                             0
c/o Jones Intercable,     President/Operations of the General Partner
Inc.                      since 1990. Ms. Warren has been with the
9697 E. Mineral Avenue    General Partner in various operational
Englewood, CO 80112       management positions since 1980.

                                                                                   Aggregate Number
                                                                                      of Limited
                                                                                 Partnership Interests
       Name and Address                     Occupation or Employment              Beneficially Owned
       ----------------                     ------------------------             ---------------------
Cynthia A. Winning              Ms. Winning joined the General Partner as Group            0
c/o Jones Intercable,            Vice President/Marketing in December 1994.
Inc.                             Prior to joining the General Partner, Ms.
9697 E. Mineral Avenue           Winning served in 1994 as the President of PRS
Englewood, CO 80112              Inc., a Denver, Colorado sports and event
                                 marketing company. From 1979 to 1981 and from
                                 1986 to 1994, Ms. Winning served as the Vice
                                 President and Director of Marketing for
                                 Citicorp Retail Services, Inc.

Sanford Zisman                  Mr. Zisman was appointed a Director of the                 0
3773 Cherry Creek North Drive-   General Partner in June 1996. Mr. Zisman is a
Denver, CO 80209                 principal in the law firm Zisman & Ingraham,
                                 P.C. of Denver, Colorado. He has practiced law
                                 for 32 years, with an emphasis on tax, business
                                 and estate planning and probate administration.

Robert L. Zoellick              Mr. Zoellick was appointed a Director of the               0
3900 Wisconsin                   General Partner in April 1995. Mr. Zoellick is
Avenue, NW                       the John M. Olin Professor at the U.S. Naval
Washington, DC 20016             Academy for the 1997-1998 term. From 1993
                                 through 1997, he was an Executive Vice
                                 President at Fannie Mae, a federally chartered
                                 and stockholder-owned corporation that is the
                                 largest housing finance investor in the United
                                 States. From August 1992 to January 1993, Mr.
                                 Zoellick served as Deputy Chief of Staff of the
                                 White House and Assistant to the President.
                                 From May 1991 to August 1992, Mr. Zoellick
                                 served concurrently as the Under Secretary of
                                 State for Economic and Agricultural Affairs and
                                 as Counselor of the Department of State, a post
                                 he assumed in March 1989. From 1985 to 1988,
                                 Mr. Zoellick served at the Department of
                                 Treasury in a number of capacities, including
                                 Counselor to the Secretary.

                       [LOGO OF JONES INTERCABLE, INC.]

                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                     PROXY
  This Proxy is Solicited on Behalf of the Partnership by the General Partner

  The undersigned Limited Partner of Cable TV Fund 14-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Calvert County, Maryland cable television system to Jones Communications of Maryland, Inc., an indirect wholly owned subsidiary of Jones Intercable, Inc., for a sales price of $39,388,667 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of June 29, 1998, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                                Please sign exactly as name
                                                     appears on label.

                                            DATED: ______________________, 1999

                                            ___________________________________
                                            Beneficial Owner Signature
                                            (Investor)

                                            ___________________________________
                                            Authorized Trustee/Custodian
                                            Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

                       [LOGO OF JONES INTERCABLE, INC.]

                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                     PROXY
  This Proxy is Solicited on Behalf of the Partnership by the General Partner

  The undersigned Limited Partner of Cable TV Fund 14-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Calvert County, Maryland cable television system to Jones Communications of Maryland, Inc., an indirect wholly owned subsidiary of Jones Intercable, Inc., for a sales price of $39,388,667 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of June 29, 1998, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                            All owners must sign exactly as
                                            name(s) appear on label.

                                              When limited partnership
                                            interests are held by more than
                                            one person, all owners must sign.
                                            When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corpo-ration,
                                            please sign in full corporation
                                            name by autho-rized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            DATED: ______________________, 1999

                                            ___________________________________
                                            Signature - Investor 1

                                            ___________________________________
                                            Signature - Investor 2

                                            ___________________________________
                                            Signature - Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------